As filed with the Securities and Exchange Commission on May 3, 2023

REGISTRATION NO. 333-269333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lion Group Holding Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

+65 8877 3871

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor New York,

NY 10168

+1 800-221-0102

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Tel: +852.3923.1111

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $200,000,000 of our Class A ordinary shares, Class A ordinary shares in the form of American Depositary Shares, preferred shares, preferred shares in the form of American Depositary Shares, debt securities, warrants, units, and rights; and

●

a secondary offering prospectus which covers the offer and sale by the selling securityholders described therein of up to (i) 2,800,000 American Depositary Shares representing 2,800,000 Class A ordinary shares issuable upon the exercise of Series D Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (ii) 20,000,000 American Depositary Shares representing 20,000,000 Class A ordinary shares issuable upon the exercise of Series E Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (iii) 16,000,000 American Depositary Shares representing 16,000,000 Class A ordinary shares issuable upon the exercise of Series F Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; and (iv) 2,285,715 American Depositary Shares representing 2,285,715 Class A ordinary shares issuable upon the exercise of Series G Warrants issued to ATW Opportunities Master Fund, L.P. in December 2021.

The base prospectus immediately follows this explanatory note. The secondary offering prospectus immediately follows the base prospectus. The 41,085,715 American Depositary Shares representing 41,085,715 Class A ordinary shares that may be offered and sold under the secondary offering prospectus are not included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2023

PROSPECTUS

LION GROUP HOLDING LTD.

$200,000,000

Class A Ordinary Shares,

Class A Ordinary Shares in the Form of American Depositary Shares,

Preferred Shares,

Preferred Shares in the Form of American Depositary Shares,

Debt Securities,

Warrants,

Units, and

Rights

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 of any combination, together or separately, of Class A ordinary shares, par value US$0.0001 per share; Class A ordinary shares in the form of American Depositary Shares, or ADSs; preferred shares, par value US$0.0001 per share; preferred shares in the form of ADSs; debt securities; warrants; units; rights; or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares or debt securities, the preferred shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement. In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. We will not receive any proceeds from the sale of our ordinary shares or ADSs by selling shareholders (if any).

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 57 of this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ADSs in any 12-month period in the event that the aggregate market value of our outstanding ordinary shares held by non-affiliates is below $75,000,000. We have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of April 28, 2023, was approximately $14.1 million, which was calculated based on 52,467,599 Class A Ordinary Shares and 0 Class B Ordinary Shares held by non-affiliates and the per ADS price of $0.268 (which equals $0.268 per ordinary share), which was the closing price of our ADS on Nasdaq on April 28, 2023.

As of the date of this prospectus, our ADSs and our 2019 Warrants are listed on the NASDAQ under the symbols “LGHL” and “LGHLW”, respectively. On April 28, 2023, the closing trading prices of our ADSs and our 2019 Warrants were $0.268 and $0.019, respectively.

Our ADSs each represent one of our Class A Ordinary Shares. Our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares are entitled to one vote per share, while holders of Class B Ordinary Shares are entitled to one hundred votes per share based on our dual-class share structure. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equal number of Class A Ordinary Shares. See “Description of Share Capital.”

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 13 of this prospectus, included in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

Lion Group Holding Ltd. is incorporated in Cayman Islands. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries in Hong Kong and the Cayman Islands for our cash and financing requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. We did not pay any dividends to our shareholders for the year ended December 31, 2022. On December 5, 2019 and December 31, 2019, we declared dividends of US$2.6 million and US$2.4 million, respectively, to the then sole shareholder, which were utilized to reduce the amount due from shareholder by US$4.6 million to nil, resulting in dividends payable of US$0.4 million included in the consolidated balance sheet as of December 31, 2019. In 2020, dividends paid to the individual shareholder were US$386,000. Our subsidiaries received an aggregate transfer of $19,409,071 and $28,302,204 for the years ended December 31, 2022 and 2021, respectively, from the Company to fund their business operations. Our Company received an aggregate transfer of $24,703,025 and $4,835,117 for the year ended December 31, 2022 and 2021, respectively, from its subsidiaries. In the future, any cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands and our apps are available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. As such, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our ADSs to significantly decline or be worthless.

Currently, we are not aware there are any material restrictions on foreign exchange, the ability to transfer cash between our entities, or the ability to distribute earnings to investors outside of China. Further, we are aware that recently, the Chinese government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using entity variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the Company’s business operations in China, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in the PRC, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” in our 2022 Form 20-F.

On December 16, 2021, the United States Public Company Accounting Oversight Board, or PCAOB, issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act, or HFCAA, remain in effect. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or any selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“2019 Warrant” means a warrant to purchase shares of common stock of Proficient issued in Proficient’s Initial Public Offering and simultaneous private placements. Each Warrant entitles the holder thereof to purchase one share of common stock of Proficient at a price of $11.50 per share.

“2022 August Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on August 9, 2025 pursuant to a Senior Secured Convertible Debenture dated August 10, 2022.

“2022 December Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on December 7, 2025 pursuant to a Senior Secured Convertible Debenture dated December 7, 2022.

“2021 February Warrants” means, together, the Series D Warrant, Series E Warrant and the Series F Warrant.

“ADSs” refers to our American depositary shares, each of which represents one Class A Ordinary Share.

“Amended and Restated Memorandum and Articles of Association” means the currently effective amended and restated memorandum and articles of association of Lion Group Holding Ltd.

“Business Combination Agreement” means the Business Combination Agreement, dated as of March 10, 2020, which is later amended and restated as of May 12, 2020, by and among us, Proficient, Merger Sub, Lion, the Sellers and the other parties thereto.

“Business Combination” means the Merger and the Share Exchange, and other transactions contemplated by the Business Combination Agreement.

“CFD” means a contract for differences, an agreement between an investor and a CFD broker to exchange the difference in the value of a financial product between the time the contract opens and closes.

“Class A Ordinary Shares” means our Class A ordinary shares, par value $0.0001 per share.

“Class B Ordinary Shares” means our Class B ordinary shares, par value $0.0001 per share.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands, as may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“HK$” or “Hong Kong dollars “means” the legal currency of Hong Kong.

“Initial Public Offering” means the initial public offering of Proficient, consummated on June 3, 2019.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Lion” means Lion Financial Group Limited, a corporation organized under the laws of the British Virgin Islands.

“Merger” means the merger of Merger Sub with Proficient, with Proficient surviving such merger, prior security holders of Proficient receiving our securities and Proficient becoming a wholly-owned subsidiary of us.

“Merger Sub” means Lion MergerCo I, Inc., a Cayman Islands exempted company.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Ordinary Shares” means our ordinary shares, par value $0.0001 per share, including Class A Ordinary Shares and Class B Ordinary Shares, unless otherwise specified.

“PIPE Warrants” means the warrant issued in August and October 2020 that represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $1.75 per share or $1.75 per ADS.

“Private Warrants” means the Warrants sold to Sponsor simultaneously with the closing of the Initial Public Offering, each of which is exercisable for one share of common stock of Proficient, in accordance with its terms.

“Proficient” or “PAAC” means Proficient Alpha Acquisition Corp., currently known as Lion Group North America Corp., a Nevada corporation.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan.

“Public Warrants” means the Warrants included in the units sold in the Initial Public Offering, each of which is exercisable for one share of common stock of Proficient, in accordance with its terms.

“Redemption” means the right of the holders of Proficient common stock to have their shares redeemed in accordance with the procedures set forth in this prospectus.

“RMB” and “Renminbi” each refers to the legal currency of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Sellers” means the shareholders of Lion named as seller parties to the Business Combination Agreement as of the effective date of this registration statement.

“Series D Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, exercisable into 2,800,000 ADSs at an exercise price of $2.50 per ADS pursuant to the Series D American Depositary Shares Purchase Warrant dated February 18, 2021.

“Series E Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2027, exercisable into 20,000,000 ADSs at an exercise price of $2.00 per ADS which entitles the Series E warrant holder pursuant to the Series E American Depositary Shares Purchase Warrant dated February 18, 2021, each exercise of which entitles the Series E Warrant holder to receive one ADS and a 8% cash discount.

“Series F Warrant” means a five-year warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, exercisable into 16,000,000 ADSs at an exercise price of $2.50 per ADS pursuant to the Series F American Depositary Shares Purchase Warrant dated February 18, 2021, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series E Warrant by the holder of the Series E Warrant.

“Series G Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on December 13, 2030, exercisable into 2,285,715 ADSs at an exercise price of $2.50 per ADS pursuant to the Series G American Depositary Shares Purchase Warrant dated December 13, 2021, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series G Warrants by the holder of the Series G Warrant.

“Share Exchange” means the exchange of 100% of the ordinary shares of Lion for our capital shares.

“Sponsor” means Complex Zenith Limited, a British Virgin Islands company controlled by Shih-Chung Chou, a director of Proficient. Shih-Chung Chou had served as the sponsor of Proficient since its Initial Public Offering until March 12, 2020, when he entered into an agreement with Complex Zenith Limited and assigned all of his equity interest in Proficient and his rights and obligations as a sponsor to Complex Zenith Limited.

“U.S.” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

“we,” “our,” “us,” “the company” and other similar terms refer to Lion Group Holding Ltd. and its consolidated subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is HK dollars. Unless otherwise noted, all translations from HK dollars to U.S. dollars in this prospectus are made at a rate of HK$7.79756 to US$1.00, the exchange rate in effect as of December 31, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

v

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	changes in the market for our products and services;

●	our ability to access additional capital;

●	our ability to attract and retain qualified personnel;

●	changes in general economic, business and industry conditions;

●	changes in applicable laws or regulations;

●	expansion plans and opportunities;

●	the ongoing coronavirus (“COVID-19”) pandemic;

●	the timing and success of new services, features, and offerings we introduce through our trading platform, including our recently launched NFT platform;

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

Overview

We are one of the few Chinese investor-focused trading platforms that offer a wide spectrum of products and services. Currently, our business lines include our (i) CFD trading services, (ii) insurance brokerage services, (iii) futures and securities brokerage services, (iv) total return swap (TRS) trading business and (v) asset management services. We provide these services through our all-in-one Lion Brokers Pro app and a variety of other apps available on iOS, Android and PC platforms. Our clients are mostly well-educated and affluent Chinese investors residing both inside and outside the PRC (excluding the United States), as well as institutional clients in Hong Kong that use our futures trading service.

Our trading platform allows users to trade approximately 100 futures products on major futures exchanges worldwide (excluding the PRC), including the Chicago Mercantile Exchange (CME), Singapore Exchange (SGX), the Hong Kong Futures Exchange (HKFE) and Eurex Exchange (Eurex), as well as stocks listed on the New York Stock Exchange (NYSE), Nasdaq and Hong Kong Stock Exchange (HKSE), and PRC stocks listed on the Shanghai Stock Exchange (SSE) and Shenzhen Stock Exchange (SZSE) that are eligible for the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs (together, “Stock Connect”). In addition, our customers may also use our platform to trade various financial products, such as stock indices, commodities, futures, forex, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets.

Our financial performance increased significantly from 2018 to 2019, as our revenue increased from US$6.6 million to US$18.5 million, respectively. We generated income before income taxes of US$8.3 million in 2019 as compared to a loss before income taxes of US$2.7 million in 2018.

Our financial performance decreased significantly from 2019 to 2020, as our revenue decreased from US$18.5 million to US$10.2 million, respectively. We had a loss before income taxes of US$3.4 million in 2020 as compared to an income before income taxes of US$8.3 million in 2019.

Our financial performance increased significantly from 2020 to 2021, as our revenue increased from US$10.2 million to US$27.1 million, respectively. We had a loss before income taxes of US0.77 million in 2021 as compared to a loss before income taxes of US$2.6 million in 2020.

Our financial performance decreased significantly from 2021 to 2022, as our revenue decreased significantly from US$25.0 million to a loss of US$2.5 million, respectively. We had a loss before income taxes of US$34.0 million in 2022 as compared to a loss before income taxes of US$0.77 million in 2021.

Our Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

●	We are well positioned in a fast-growing trillion-dollar segment with substantial growth potential.

●	We will be providing superior user experience to our clients through our industry-leading Internet platform.

●	We offer a diversified product portfolio for trading in global financial markets.

●	We have an experienced management team supported by industry talents.

Our Strategies

We plan to implement the following strategies:

●	Strengthen our leading position in key markets and expand our demographic and geographic coverages in new markets.

●	Enhance technological infrastructure and cybersecurity.

●	Drive product innovation and explore other complementary services.

●	Attract and retain key talent.

PCAOB Report

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

Corporate Information

Our principal executive office is located at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, and the telephone number is +65 8877 3871. Our website is https://ir.liongrouphl.com/.

Impact of COVID-19 on Our Operations and Financial Performance

In December 2019, COVID-19 emerged and has subsequently spread worldwide. In March 2020, the World Health Organization declared COVID-19 as a pandemic. Our various business lines have been adversely impacted by COVID-19. CFD trading volumes and futures contract volumes decreased significantly compared to the same period of prior year, which was mainly attributable to economic and financial impact brought about by COVID-19 on the Group’s customers, causing a decrease in both their willingness to trade and make investments as well as their disposable income allocated making such transactions. Further, customers’ concerns about future unpredictability also caused their trading activity to decline, impacting our CFD trading business in particular. In addition, travel restrictions in Hong Kong caused cancellations and prevented management from attending branding, business promotions, and exhibition activities, which limited the opportunities to acquire new customers. Meanwhile, our futures and insurance brokerage businesses were adversely affected as new or existing customers may not be able to travel to Hong Kong to open new futures trading accounts or purchase insurance products. No impairments were recorded as of the consolidated balance sheet date, as the carrying amounts of the Group’s assets are expected to be recoverable; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, the Group cannot reasonably estimate the related financial impact to the Group’s future financial results given the uncertainties surrounding the duration of the outbreak. The Group will continue to monitor the impact of the COVID-19 outbreak closely.

Corporate Structure

Lion Group Holding Ltd. was incorporated under the laws of the Cayman Islands as an exempted company on February 11, 2020, solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Lion Group Holding Ltd. owned no material assets and did not operate any business. On June 16, 2020, we consummated the Business Combination pursuant to the terms of the Business Combination Agreement, upon which Lion Group Holding Ltd. became the ultimate parent company of Lion and it has no operating assets other than its ownership of interests in Lion.

The following diagram illustrates our corporate structure as of the date of this prospectus:

In June 2015, Lion Financial Group Limited (previously known as BC Financial Holdings Limited) was incorporated under the laws of the British Virgin Islands, as a holding company of our businesses.

In May 2016, Lion International Securities Group Limited, Lion Futures Limited, Lion Capital Management Limited and Lion Foreign Exchange Limited in Hong Kong, were incorporated, to engage in securities and futures brokerage business and forex trading business, respectively.

In October 2014, BC Wealth Management Limited was incorporated in Hong Kong, through which we started to carry out our insurance brokerage business. In May 2016, BC Wealth Management Limited became a wholly owned subsidiary of the Group.

In February 2017, Lion Wealth Management Limited was incorporated under the laws of British Virgin Islands as a holding company of BC Wealth Management Limited.

In March 2017, Lion Brokers Limited was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Financial Group Limited.

In October 2018, Lion Wealth Limited was incorporated in Hong Kong as our Asia head office.

In June 2019, Lion Investment Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Capital Management Limited. As of the date of this prospectus, we have not provided any financial services through this entity.

In July 2019, Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore. As of the date of this prospectus, we have not provided financial services through this entity.

In December 2019, Lion Capital Management Limited was changed name to Lion Asset Management Limited.

In June 2020, we restructured pursuant to the Business Combination Agreement, by which Lion Group Holding Ltd. became our parent company and listed on Nasdaq.

In January 2021, the Proficient Alpha Acquisition Corp. was renamed to Lion Group North America Corp.

In April 2021, Lion Financial Group Limited acquired Lion Fintech Group Limited from Jian Wang. Lion Fintech Group Limited was incorporated under the laws of British Virgin Islands in February 2017, as a holding company of Royal Lion Investment Limited, a Cayman Islands company, in which we hold 70% voting rights of the shareholders. Royal Lion Middle East DMCC is a wholly-owned subsidiary of Royal Lion Investment Limited. As of May 12, 2022, both Royal Lion Investment Limited and Royal Lion Middle East DMCC are dormant.

In May 2021, Lion NFT Limited was incorporated under the laws of British Virgin Islands in which we hold 90% equity interest, as a holding company of Flying Lion Limited, a Cayman Islands company, in which we hold 70% equity interest through Lion NFT Limited. Flying Lion Lab is a team of independent contractors engaged by Flying Lion Limited and is the workshop which designs the NFT products. We conducted our NFT business through Lion NFT Limited. All the products designed by Flying Lion Lab are to be sold at Lion NFT Platform.

In May 2021, Lion Group (Hangzhou) Investment Limited was incorporated under the laws of PRC as a wholly owned subsidiary of Lion Wealth Limited, as a holding company of our investments in PRC.

In October 2021, Lion Metaverse Limited was incorporated under the laws of British Virgin Islands in which we hold 50% equity interest.

In December 2021, Lion Multi-Series Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Wealth Management Limited. As of the date of this annual report, we have not provided any financial services through this entity.

In February 2022, Lion Silver Capital Limited was incorporated under the laws of British Virgin Islands in which we hold 51% equity interest. As of the date of this annual report, we have not provided any financial services through this entity.

Our Current Corporate Structure in China

We hold 100% equity interests in Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which does not require contractual arrangements or variable interest entity, or VIE, to operate. While our current corporate structure does not contain any VIEs in the PRC, and we have no intention establishing any VIEs in the PRC in the future, if in the future our group’s corporate structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or in extreme cases, become worthless. For more detailed information, see  “Risk Factors —The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities,” “Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.” in this registration statement and “Item 3. Key Information — Risks Related to Doing Business in Jurisdictions We Operate” in our 2022 Form 20-F.

PCAOB Report

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

PRC Limitation on Conducting Our Current Business and Overseas Listing and Share Issuances

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Recent cybersecurity regulations mandate clearance of cybersecurity review of internet platform operator holding personal information of more than one million users before applying for listing at a foreign stock exchange, and relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s data processing activities affect or may affect national security. However, it remains unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings, and the laws and regulations then effective as of our previous listing did not require any issuer to obtain pre-approval from the Cybersecurity Administration Committee, or CAC, before listing at a foreign stock exchange. As of the date of this prospectus, we do not hold personal information of more than one million users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and as advised by our PRC legal counsel, JunHe LLP, we believe that we are not required to apply for pre-approval from CAC before the issuance of our securities to foreign investors and we are not subject to mandatory application requirement for cybersecurity review under the current PRC laws and regulations. However, no detailed rules or implementation rules regarding the cybersecurity review have been issued and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. We cannot assure you that we would not be deemed as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions.

In addition, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. As advised by our PRC legal counsel, JunHe LLP, based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for our listing, trading of our securities on Nasdaq and this offering, given that our PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Furthermore, the Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. As advised by our PRC legal counsel, JunHe LLP, we do not believe we will be subject to the Overseas Listing Regulations since our business activities and identity of management team do not meet either of the conditions and this offering will not be determined as indirect overseas offering under the Overseas Listing Trial Measures. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

Our substantial operation based in Singapore, Hong Kong and the Cayman Islands, and we do not operate through any VIE agreement with our subsidiaries in China. However, if it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous or future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so, and if we are denied from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. For more detailed information, see  “Risk Factors —The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities,” “Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.” in this registration statement and “Item 3. Key Information — Risks Related to Doing Business in Jurisdictions We Operate” in our 2022 Form 20-F.

Transfers of Cash to and from Our Subsidiaries

Lion Group Holding Ltd. is incorporated in Cayman Islands on February 11, 2020, to be the ultimate parent company of the Group upon the consummation of a business combination on June 16, 2020. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands and our apps are available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Lion Group Holding Ltd is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and Cayman Islands through loans or capital contributions without restrictions on the amount of the funds. Lion Group Holding Ltd. can distribute earnings from its businesses, including subsidiaries, to the U.S. investors. Our operations in Hong Kong and the Cayman Islands were in loss position since the second half of 2020, and the Company has raised capital through financing transactions and provided funding to our operations in Hong Kong and the Cayman Islands.

Our operating subsidiaries are permitted under the laws of Hong Kong, Cayman Islands, Singapore, and British Virgin Islands, respectively, to provide funding to Lion Group Holding Ltd, the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, any future determination will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands. We have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which does not require contractual arrangements or variable interest entity, or VIE, to operate. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We are dependent on our customers in the PRC, the laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.” in our 2022 Form 20-F for more information on the risk of PRC governmental control of currency conversion, cross-border remittance and offshore investment with respect to our operations. However, the laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to our Cayman Islands and Hong Kong subsidiaries to or from Cayman Islands and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its operating subsidiaries, across borders, and to U.S. investors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The following are the aggregate transfers from the Company to its subsidiaries for the years ended December 31, 2021 and 2022:

	December 31, 2022	December 31, 2021
	US$	US$
Subsidiary
Lion Broker Limited(1)	$12,173,814	$19,513,433
Lion Futures Limited(2)	—	130,000
Lion International Securities Group Limited(3)	—	64,271
Lion Wealth Limited(4)	2,908,002	4,096,171
BC Wealth Management Limited(5)	—	292,186
Lion International Financial (Singapore) Pte. Ltd.(6)	—	1,000,000
Lion Financial Group Limited(7)	2,024,304	2,506,143
Lion Wealth Management Limited	1,422,951	—
Lion Group North American Corp.(8)	880,000	700,000
Total	$19,409,071	$28,302,204

(1)	Lion Broker Ltd was incorporated in under the laws of the Cayman Islands in March 2017.

(2)	Lion Futures Limited was incorporated in Hong Kong in May 2016.

(3)	Lion International Securities Group Limited was incorporated in under the laws of the Hong Kong in May 2016.

(4)	Lion Wealth Limited was incorporated in Hong Kong in October 2018.

(5)	BC Wealth Management Limited was incorporated in Hong Kong in October 2014 and became a wholly owned subsidiary of the Group in May 2016.

(6)	Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore in July 2019.

(7)	Lion Financial Group Limited was incorporated in the British Virgin Islands in June 2015.

(8)	Lion Group North American Corp was incorporated under the laws of the State of Nevada in July 2018.

The following are the aggregate transfers from its subsidiaries to the Company for the years ended December 31, 2021 and 2022:

	December 31, 2022	December 31, 2021
	US$	US$
Subsidiary
Lion Broker Limited(1)	$18,203,025	$4,508,885
Lion Futures Limited(2)	—	130,000
Lion International Securities Group Limited(3)	—	64,271
Lion Wealth Limited(4)	6,500,000	50,000
BC Wealth Management Limited(5)	—	81,960
Total	$24,703,025	$4,835,116

(1)	Lion Broker Ltd was incorporated in under the laws of the Cayman Islands in March 2017.

(2)	Lion Futures Limited was incorporated in Hong Kong in May 2016.

(3)	Lion International Securities Group Limited was incorporated in under the laws of the Hong Kong in May 2016.

(4)	Lion Wealth Limited was incorporated in Hong Kong in October 2018.

(5)	BC Wealth Management Limited was incorporated in Hong Kong in October 2014 and became a wholly owned subsidiary of the Group in May 2016.

We did not pay any dividends to our shareholders in 2022. On December 5, 2019 and December 31, 2019, we declared dividends of US$2.6 million and US$2.4 million, respectively, to the then sole shareholder, which were utilized to reduce due from shareholder by US$4.6 million to nil, resulting in dividends payable of US$0.4 million included in the consolidated balance sheet as of December 31, 2019. In 2020, dividends paid to the individual shareholder were US$386,000. We are able to distribute earnings from our operating subsidiaries, to the parent company and U.S. investors and settle amounts owed, although we currently do not have any dividend policy. There were no dividends or distributions that a subsidiary made to the holding company during the period. If we determine to pay dividends on any of our ADSs in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Hong Kong and Cayman Islands. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us, and under the current laws of the Cayman Islands, we are also not subject to tax on income or capital gains and withholding tax is not imposed upon payments of dividends from the Company to its shareholders.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor are there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands.

See “Item 3. Key Information — D. Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” in our 2022 Form 20-F for more information.

Recent Development on our Cryptocurrency Mining

We commenced Bitcoin mining operations in China in late May 2021 and ceased our Bitcoin mining operations at the end of October 2021 as a result of the hiked electricity cost as well as the change of the regulatory environment in the PRC. We operated a fleet of 5,000 Bitmain’s model S9 Hydro Antminers for the period. All the mined Bitcoins have been distributed by Antpool to our cold wallets. We stored the mined Bitcoins in hardware wallets (or known as cold wallets), which were safeguarded in the safety boxes in our office. The keys and passwords of the safety boxes are separately held by our different staffs. We held the mined Bitcoins and converted into USDT when it was commercially justified. From May 2021 to October 2021, we mined approximately 37.884 Bitcoins, and we converted all of our mined Bitcoin at an average price of USDT 45,567 per Bitcoin. As of December 31, 2021, we have liquidated all the USDT. As of December 31, 2022, we have no Bitcoin and no USDT on our balance sheet. As of June 30, 2022, we fully impaired and disposed of the mining equipment in an amount of approximately $1.7 million and recognized no revenue from cryptocurrency mining business since the end of October 2021. As of the date of this prospectus, we did not have Bitcoin mining operations and the cryptocurrency that we hold is less than US$10,000, immaterial to the value of our total assets.

Recent Development on our NFT Business

In January 2022, we launched our NFT business through Flying Lion Limited, including (i) issuance of MetaWords character NFTs and MetaWords work NFTs (collectively, the “MetaWords NFTs”), and (ii) the establishment of our NFT trading platform, namely the Lion NFT platform (f/k/a/ Meta World). We created and minted the MetaWords NFTs by converting Xu Bing’s characters in his artwork Book from the Ground and sold MetaWords NFTs to the NFT collectors. MetaWords characters serve as the basic units of the MetaWords language system. MetaWords works are excerpts drawn from Mr. Xu’s artwork Book from the Ground. The sales were conducted through an online auction and blind boxes direct sell on the Lion NFT platform in January 2022. We sold in an aggregate of six MetaWords NFTs created by us by the auction in the amount of 197 wrapped BNB, and 2,742 blind-boxes which includes MetaWords NFTs at 0.40 BNB per unit for a total amount of 749 BNB, net of the consideration paid to customers of 348 BNB in form of incentive credits. Total sales of character NFTs and blind boxes, net of considerations paid to the users as the incentive were approximately US$438,000 at the spot token price upon the completion of the sale. We did not have additional sale of NFTs since January 2022. In addition, we launched a MetaWords NFT creation tool, giving users the ability to create their own MetaWords NFTs. The profits generated from the Lion NFT platform will be retained by Flying Lion Limited, a Cayman Islands company, one of our subsidiaries, as working capital. We conduct our NFT business through Flying Lion Limited. We hold 70% equity interest in Flying Lion Limited through Lion NFT Limited, a British Virgin Islands company, in which we hold 90% equity interest. The users can resell the MetaWords NFTs to other users on the Lion NFT platform, or MetaWords Resale. For the MetaWords Resale conducted on the Lion NFT platform, we charge 5% of the purchase price as the authorization fee for Xu Bing’s artwork; 5% of the purchase price as the licensing fee for the author; and 2.5% of the purchase price as the transaction fee. Lion is the author for MetaWords NFTs. The commissions are collected in the form of BNB tokens when the users buy and sell MetaWords NFTs on the Lion NFT platform. As of the date of this prospectus, the fees abovementioned we are entitled to such MetaWords Resale were de minimis and there were no other NFTs transactions on Lion NFT platform than MetaWords.

Although the Lion NFT platform does not provide digital wallet services to its users, the Lion NFT platform allows its users to connect and link their own digital wallets, such as Metamask, to the Lion NFT platform. For NFTs held by users, we do not provide custody services either directly or indirectly, and neither we have control of these digital assets nor do we have any related liability. Therefore, we do not have policies and procedures that are in place to prevent self-dealing and other potential conflicts of interest.

Impact of Recent Developments Regarding Crypto Asset Market

During 2022, a number of companies in the crypto industry have declared bankruptcy, including ore Scientific Inc., Celsius Network LLC (“Celsius”), Voyager Digital Ltd., Three Arrows Capital, BlockFi Lending LLC, and FTX Trading Ltd. (“FTX”). In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in most crypto assets, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. We have not been directly impacted by any of the recent bankruptcies in the crypto asset space, as we have no contractual privity or relationship to the relevant parties. We do not expect that we will have material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies. As of January 31, 2023, the Group considers the value of the NFTs held by the Group is immaterial to the consolidated financial statements taken as a whole. In accordance with the accounting policies mentioned above, the Group initially capitalized the costs of NFTs in intangible assets which primarily included the gas fees, the blockchain transaction fee paid to network validators for their services, in an aggregate of less than $1,000, and subsequently determined to fully impair. Gas fees were paid by BNB tokens and measured at the fair value of the tokens on the date paid. As a result, as of January 31, 2023, the carrying value of NFTs included in intangible assets was zero. The failure or insolvency of large exchanges like FTX may cause the price of Bitcoin or other crypto assets to fall and decrease confidence in the ecosystem, however, the impact of failure or insolvency of large exchanges like FTX to our operations and financial condition is limited. We did not pledge any crypto assets to any parties since the start of the crypto business. We have liquidated most of the BNB (691 BNB out of 710 BNB) into USDT 230,000 in February 2023. We are unaware that the MetaWords NFTs currently held by our users serve as collateral for any other person or entity.

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ADSs. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our 2022 Form 20-F, as well as other documents incorporated by reference in to this prospectus.

Risks Related to Our Business and Industry

●	We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

●	We had incurred net losses in the past, and we may incur losses again in the future.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

●	PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

●	We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

●	Our level of commission and fee rates may decline in the future. Any material reduction in our commission or fee rates could reduce our profitability.

●	We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

●	We may incur material trading losses from our market making activities.

●	We are dependent on wholesale forex trading partners to continually provide us with forex market liquidity. If we lost access to the prices and levels of liquidity that we currently have, we may be unable to provide competitive forex trading services, which would materially adversely affect our CFD trading business, financial conditions and results of operations.

●	Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

●	Our total return swap (TRS) trading services may not be successful, and we may not find adequate funding at reasonable costs to successfully operate our TRS trading business.

●	We face risks related to insurance brokerage business.

●	Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations.

●	We depend on the services of prime brokers and clearing agents to assist in providing us with access to liquidity in CFD trading. The loss of one or more of our prime brokerage relationships could lead to increased transaction costs and capital posting requirements, as well as having a negative impact on our ability to verify our open positions, collateral balances and trade confirmations.

●	We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

●	A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

●	We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

●	We may be liable for improper collection, use or appropriation of personal information provided by our customers.

●	We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

●	We face intense competition, and if we do not compete effectively, our results of operations and business prospects may be adversely affected.

●	We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

●	Our clients may engage in fraudulent or illegal activities on our platform.

●	User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

●	If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations or prevent fraud. As a result, holders of our securities could lose confidence in our financial and other public reporting, which would harm our business and trading price of our securities.

●	A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results and financial condition.

●	Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.

●	The current trade war between the U.S. and China may dampen growth in China and other markets where the majority of our clients reside.

Risk Related to Our Corporate Structure

●	We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Risks Related to Doing Business in Jurisdictions We Operate

●	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Lion.

●	Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

●	Uncertainties with respect to the PRC legal system could adversely affect us.

●	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

●	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

●	The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

Risks Related to our ADS and, our Securities

●	The price of our ADSs may be volatile.

●	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ADSs.

●	Holders of our ADSs may not have the same voting rights as our registered shareholders and might not receive voting materials in time to be able to exercise their right to vote.

●	The voting rights ADSs holders are limited by the terms of the deposit agreement, and ADSs holders may not be able to exercise rights to direct how the Class A Ordinary Shares represented by ADSs are voted.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to Our Business and Industry

Our failure to safeguard and manage our customers’ fiat currencies and crypto assets could adversely impact our business, operating results, and financial condition.

We launched a non-fungible token (“NFT”) trading and community platform called the Lion NFT platform in the first quarter of 2022. As we expect to expand our product and service offerings, we must continue to strengthen our associated internal controls and ensure that our service providers do the same. The success of Lion NFT platform requires significant public confidence in our ability, or our service providers, if any, to properly manage customers’ balances and assets and handle large transaction volumes and amounts of customer funds. In addition, we may be dependent on our service providers’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Although the Lion NFT platform does not provide digital wallet services to its users, the Lion NFT platform allows its users to connect and link their own digital wallets, such as Metamask, to the Lion NFT platform, therefore, any failure by our service providers to maintain the necessary controls or to manage customers’ crypto assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of our and our service providers’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition. For NFTs held by users, we do not provide custody services either directly or indirectly, and neither we have control of these digital assets nor do we have any related liability. They are off-balance sheet in our financial statements.

Our service providers, may deposit, transfer, and custody customer’s NFT in multiple jurisdictions. In each instance, the service providers are required to safeguard customers’ assets using high-level security standards applicable to service providers’ hot and cold wallet and storage systems, as well as our financial management systems. We believe our service providers have developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards.    However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners, agents, or service providers, and improperly access, obtain, misuse customers’ crypto assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Additionally, transactions undertaken through our platform or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices. Any security incident resulting in a compromise of customer assets could result in substantial costs to us and require us to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose us to regulatory enforcement actions, including substantial fines, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation, and adversely affect our business, operating results, financial condition, and cash flows.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

Although we conduct KYC procedure before we approve our client’s account open request, our KYC procedure has some inherent limitations and we may not be able to spot our clients’ outdated, inaccurate, false or misleading information. Our KYC procedures include but not limited to (i) collecting the identification information of our client such as name, gender, email, nationality, date of birth, type of identity document, identity document number, tax identification number and wallet address; (ii) background check on whether the clients’ nationality fall within the scope of US sanction countries; (iii) monitoring our clients’ IP addresses, and etc. Our KYC procedures may not be effective if (i) we fail to identify any fake documents supplied by our clients; or (ii) our clients use a VPN router to circumvent our IP blacklist. We collect client information during the account opening and registration process and screens accounts against public databases or collaborates with external service providers to verify client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us and we require our potential clients to provide their passports or identity cards before account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time.

The Lion NFT platform has also established an IP blacklist to block the users from U.S. sanctioned countries and the U.S. We also collect client information during the account opening and registration process and screen accounts against public databases and collaborates with external service providers to verify client identity and detecting risks. We have two separate teams conduct our KYC procedure on new clients’ backgrounds and identify manually. We will reject all account applications if there is any U.S. exposure. For example, we will not allow U.S. citizens or residents to open an account with us and we will require our potential clients to provide copies of their passports or identity cards in connection with their account applications. Although we will require our clients to submit documents for proof of their identity for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. As stated above, if a potential client only provides his or her PRC identity card, which is usually valid for 10 years or more, and misinforms us that he or she does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. In addition, anonymous accounts are generally not allowed to be opened, heightened scrutiny measures are imposed on accounts opened on behalf of third parties and additional verification measures are conducted before we accept third party payments against the accounts of our clients. Furthermore, any security breaches, hacking, or other malicious activities could render the KYC procedures and/or IP blacklist vulnerable to manipulation and changes, thus, rendering them ineffective in achieving their initial objectives. To address the limitations of our KYC procedures and/or IP blacklist, we have implemented self-certification procedures and engage third-party vendors to verify the applications, including name and background checks. Applicants are required to submit copies of their ID or passport as part of our KYC process, which will be verified by the third-party vendors. We will only open an account for applicants whose KYC process have been cleared by our procedures, including those of the third-party vendors. Even though we have adopted these procedures, we may still fail to detect the existence of such breaches in our KYC procedures and system, which may lead to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the listing on Nasdaq, as we become increasingly renown in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

In addition, although we have strict internal policies for continuing KYC procedures after the activation of accounts and for issues such as anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud, we mainly rely on our continuing KYC procedures to ensure our compliance with relevant laws and regulations related to anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud. Although we have trainings for our employees in all of our departments, our KYC system and procedures cannot be foolproof. As the KYC system and procedures are conducted manually, they are subject to inherent limitations and errors in oversight, which could cause our compliance and other risk management strategies to be ineffective. Despite our efforts, any potential flaw in our KYC system or any misconduct in the KYC procedures by any of our employees may lead to our failure of compliance with such relevant laws and regulations, which will further subject us to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation, and we may not be successful in deterring or identifying illegal activity.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily-regulated industry which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

We do not hold any licenses or permits from any PRC regulatory bodies for our securities brokerage business. Currently, a large number of our clients are PRC residents and certain of the executive directors and other independent contractors are providing supporting services remotely from the PRC. The transactions on our trading platform are all conducted outside PRC and our current activities in China does not require a securities brokerage license, a making license or permit under existing PRC securities laws and regulations. However, there remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China, subjecting us to further inquiries or rectifications. If certain of our activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including the China Securities Regulatory Commission, or CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of our operations in the PRC, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our business, especially the NFT business, is subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business, especially the NFT business, is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services, crypto asset custody, exchange, and transfer, cross-border money and crypto asset transmission, foreign currency exchange, cybersecurity, fraud detection, and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations. Furthermore, new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development of the cryptoeconomy as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain crypto asset transactions, as has occurred in certain jurisdictions in the past. Many regulations are substantial uncertainties on how these requirements would apply in practice, and we may face substantial costs to operationalize and comply with these rules. We may be further subject to administrative sanctions for technical violations or customer attrition if the user experience suffers as a result.

Because we have offered and may continue to offer a variety of innovative products and services to our customers, our offerings are subject to significant regulatory uncertainty and we from time to time face regulatory inquiries regarding our current and planned products. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to a litany of civil, criminal, and administrative fines, penalties, orders and actions, including being required to suspend or terminate the offering of certain products and services.

We may face several risks due to disruptions in the crypto asset markets, including but not limited to the risk from depreciation in our stock price, loss of customer demand, financing risk, risk of increased losses or impairments in our investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets.

In the first half of 2022, some of the well-known crypto asset market participants, including Celsius Network, Voyager Digital Ltd., and Three Arrows Capital, declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy.

In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. These events are continuing to develop and it is not possible to predict at this time all of the risks that they may pose to us, our service providers or on the digital asset industry as a whole.

We had no direct exposure to FTX or any of the above-mentioned cryptocurrency companies.   We will not have material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies. However, the failure or insolvency of large exchanges like FTX may cause the price of crypto assets to fall and decrease confidence in the ecosystem, which could adversely affect an investment in us. Such volatility and decrease in the price of crypto assets have limited adverse effect on our results of operations and financial condition because our operations and business in the NFT platform is limited. We will continue adjusting our short-term strategy to optimize our operating efficiency in the current dynamic market conditions.

We cannot assure that the price of crypto assets will remain high enough to sustain our operation or that the price of crypto assets will not decline significantly in the future. Fluctuations in the price of crypto assets have had and are expected to continue to have an immediate impact on the trading price of our American Depositary Shares even before our financial performance is affected, if at all. To the extent investors view our American Depositary Shares as linked to the value of our NFT operations or crypto assets, the decline of crypto assets value may have a material adverse effect on the market value of our ordinary shares.

In addition, a perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us or the loss of customer demand for our products and services with respect to our NFT business.

As of the date of this registration statement, we are not subject to any legal proceedings or government investigations in the United States or in other jurisdictions. However, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert our management’s attention and resources from the operation of our business.

The recent disruption in the crypto asset markets may harm our reputation.

To the extent our counterparties/suppliers view our business as linked to our NFT business, they may lose confidence in enter into business with us and may deem our business to be risky. It may be difficult for us to reach the same business terms with such counterparties/suppliers like we did before. For example, our suppliers may require more deposits or advance payments from us.

In addition, additional regulations may subject us to investigation, administrative or regulatory proceedings, and civil or criminal litigations, all of which could harm our reputation and affect our business operation and the value of our ordinary shares. If we have difficulties to comply with such additional regulatory and registration requirements, we may have to cease certain or all of our operations. As of the date of this registration statement, there is no material impact on our operations or financial conditions associated with any reputational harm that we may face in light of the recent disruption in the crypto asset markets. However, there is no guarantee that there will not be any material adverse effect on our business, financial condition and results of operations associated with the reputational harm that we may face in light of the recent disruption in the crypto asset markets.

Risks associated with our NFT platform, including the regulatory, legal, reputational, commercial, technical, marketing, operational, and other risks related to successfully launching and profitably operating our NFT platform.

In January 2022, we announced the launch of our NFT platform where collectors will be able to purchase MetaWords NFTs and resell the MetaWords NFTs. In the future, the creators on the Lion NFT platform may be able to make blockchain-encrypted design items, such as artwork, available as NFTs for digital purchase through the Lion NFT platform, utilizing BNB. NFTs are digital assets recorded on a blockchain ledger for verification of authenticity and ownership of a unique digital asset, such as artwork. Given the increased scrutiny of digital assets as well as cryptocurrencies for regulatory and anti-money laundering purposes, it is possible that the U.S. and other jurisdictions will engage in increased scrutiny and regulation of NFTs and our business. While NFTs and cryptocurrencies are similar in that both are based on blockchain technology, unlike cryptocurrency units, which are fungible, NFTs have unique identification codes and represent content on the blockchain. The record of ownership of the NFT, which establishes authenticity and may also carry other rights, cannot be duplicated. As NFTs are a relatively new and emerging type of digital asset, the regulatory, commercial, and legal framework governing NFTs is likely to evolve both in the United States and internationally and implicates issues regarding a range of matters, including, but not limited to, intellectual property rights, privacy and cybersecurity, fraud, anti-money laundering, sanctions, and currency, commodity, and securities law implications.

NFTs, and our NFT platform (including our facilitation of transactions in BNB), may also be subject to regulations of the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of Treasury and the Bank Secrecy Act. The nature of many NFT transactions also involve circumstances which present higher risks for potential violations, such as anonymity, subjective valuation, use of intermediaries, lack of transparency, and decentralization associated with blockchain technology. However, we require our users to provide their identity cards to verify their identities and citizenship at registration. In addition, the Commodity Futures Trading Commission has stated that cryptocurrencies, with which NFTs have some similarities, fall within the definition of “commodities.” If NFTs were deemed to be a commodity, NFT transactions could be subject to prohibitions on deceptive and manipulative trading or restrictions on manner of trading (e.g., on a registered derivatives exchange), depending on how the transaction is conducted. Moreover, if NFTs were deemed to be a “security,” it could raise federal and state securities law implications, including exemption or registration requirements for marketplaces for NFT transactions, sellers of NFTs, and the NFT transactions themselves, as well as liability issues, such as insider trading or material omissions or misstatements, among others. NFT transactions may also be subject to laws governing virtual currency or money transmission. For example, New York has legislation regarding the operation of virtual currency businesses. The Office of Foreign Assets Controls (“OFAC”) has signaled that sanctions could apply to digital transactions and has pursued enforcement actions involving cryptocurrencies and digital asset accounts. This could expose us to future allegations of violations of the Bank Secrecy Act, including any applicable KYC and Anti-Money Laundering laws and regulations (“AML”), or sanctions compliance obligations among others. In addition governmental agencies may seek to apply laws to our business that we believe are inapplicable, and may seek sanctions relating to our alleged failure to comply with those laws which would negatively impact our business. NFT transactions also raise issues regarding compliance with laws of foreign jurisdictions, many of which present complex compliance issues and may conflict with one another.  Our launch and operation of our NFT platform (including our facilitation of transactions in BNB, in connection therewith) expose us to the foregoing risks, among others, any of which could materially and adversely affect the success of our NFT platform and harm our business, financial condition, results of operations, reputation, and prospects. However, the Lion NFT platform establishes a IP blacklist to block the users from U.S. sanctioned countries and the U.S. and does not allow U.S. citizens or residents to open an account with us.

As the market for NFTs is relatively nascent, it is difficult to predict how the legal and regulatory framework around NFTs will develop and how such developments will impact our business and our NFT platform. Further, market acceptance of NFTs is uncertain as buyers may be unfamiliar or uncomfortable with digital assets generally, how to transact in digital assets, or how to assess the value of NFTs. The launch of our NFT platform also subjects us to risks similar to those associated with any new platform offering, including, but not limited to, our ability to accurately anticipate market demand and acceptance, our ability to successfully launch our new NFT platform offering, creator and buyer acceptance, technical issues with the operation of our new NFT platform, and legal and regulatory risks as discussed above. We believe these risks may be heightened with respect to our NFT platform, as NFTs are still considered a relatively novel concept. If we fail to accurately anticipate or manage the risks associated with our NFT platform or with our facilitation of cryptocurrency transactions, or if we directly or indirectly become subject to disputes, liability, or other legal or regulatory issues in connection with our NFT platform or cryptocurrency transactions, our NFT platform may not be successful and our business, financial condition, results of operations, reputation, and prospects could be materially harmed.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a certain degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

Given the complexity of the crypto assets in the market, if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny and inquiries. It is possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Despite the conclusions we may draw based on our risk-based assessment regarding the likelihood of a particular crypto asset, all other crypto assets may be considered a 'security' under applicable laws.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We have procedures to analyze whether crypto assets that we seek to facilitate trading on our platform could be deemed to be a “security” under applicable laws. Before we expanded our business into the NFT business, the management determined not to initiate any initial coin offering which is likely to be deemed as securities offering. Prior to launching the MetaWords NFTs, the management conducted an assessment of the NFTs in general and believed that NFTs shall be deemed to be assets rather than securities, as the NFTs are generally considered non-enterprise assets that are indivisible. The management also decided not to offer its NFTs to any U.S. persons and therefore, the company has established its KYC procedures and IP blacklist to avoid selling any NFTs to U.S. persons. Our policies and procedures do not constitute a legal standard, but rather represent a framework for our analysis, which permits us to make a risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. The risk-based assessments made by the company and are not a legal standard or binding on any regulatory body or court. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a state or foreign regulatory authority, or a court were to determine that a supported crypto asset currently offered, sold, or traded on our platform is a “security” under applicable laws. Because our NFTs issued on our Lion NFT platform were not registered with the SEC, we only permit trading on our core platform of those crypto assets for which we determine there are reasonably sound arguments to conclude that the crypto asset is not a security. We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to crypto assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

There can be no assurances that we will properly characterize any given crypto asset as a security or non-security for purposes of determining whether our platform will support trading of the crypto asset, or that the SEC, foreign regulatory authority, or a court, if the question was presented to it, would agree with our assessment. If the SEC, state or foreign regulatory authority, or a court were to determine that a supported crypto asset currently offered, sold, or traded on our platform is a security, we would not be able to offer such crypto asset for trading until we are able to do so in a compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that an asset that we currently support for trading on our Lion NFT platform constitutes a security may also result in us determining that it is advisable to remove assets from our Lion NFT platform that have similar characteristics to the asset that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the crypto asset in compliance with the registration requirements, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Customers that traded such supported crypto asset on our Lion NFT platform and suffered trading losses could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in the supported crypto asset other than via our licensed subsidiaries, which could negatively impact our business, operating results, and financial condition. Furthermore, if we remove any assets from trading on our platform, our decision may be unpopular with users and may reduce our ability to attract and retain customers, especially if such assets remain traded on unregulated exchanges, which includes many of our competitors.

The loss or destruction of any private keys required to access our digital assets may be irreversible. If we or any of our custodians are unable to access our private keys (whether due to a security incident or otherwise), it could cause direct financial loss, regulatory scrutiny, and reputational harm.

Digital assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the digital assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. To the extent that any of the private keys relating to any cold wallets containing our digital assets is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the digital assets held in the related wallet and, in most cases, the private key will not be capable of being restored. The loss or destruction of a private key required to access digital assets may be irreversible. Further, we cannot provide assurance that any wallet holding our digital assets, either maintained directly by us or by a custodian on our behalf, will not be hacked or compromised. Digital assets, related technologies, and digital asset service providers such as custodians and trading platforms have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. As such, any loss or misappropriation of the private keys used to control our digital assets due to a hack, employee or service provider misconduct or error, or other compromise by third parties could result in significant losses, hurt our brand and reputation, and potentially the value of any Bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, and adversely impact our business.

Incorrect or fraudulent digital asset transactions may be irreversible.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the digital assets from the transaction. In theory, digital asset transactions may be reversible with the control or consent of a majority of the processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal, nor is it likely that sufficient consensus on the relevant network could or would be achieved to enable such a reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of digital assets or a theft thereof generally will not be reversible, and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. To the extent that we are unable to recover our losses from such action, error or theft, such events could result in significant losses, hurt our brand and reputation, and adversely impact our business.

Our board of management have experience in risk management and we have risk management policies in place in light of current crypto asset market conditions. However, if we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Our board of management have experience in risk management and our company have risk management policies in place covering financing, liquidity management, Bitcoin management, supplier management and counter party management. Our board of management is evaluating the risk exposure regularly and adapting to the latest trend of the industry. Specifically, in light of current crypto asset market conditions and to mitigate the effect of BNB price volatility, our risk management policies focus on finding cost-effective hosting sites, raising funds with a low financing cost, and renegotiating with existing site hosts to reduce cost.

However, the Bitcoin mining and NFT related industries are emerging and evolving, which may lead to period-to-period variability and may make it difficult to evaluate our risk exposures. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Risks Related to Doing Business in Jurisdictions We Operate

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (SAFE), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China. Under current PRC foreign exchange regulations, each PRC citizen is permitted to convert up to an aggregate of US$50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other CFD trading. PRC residents who intend to convert U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In addition, approval from or registration with appropriate government authorities is required when Renminbi is to be converted into foreign currency for the purpose of offshore investment. Although we require our clients to comply with the relevant rules and regulations in the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service provider, will be not deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

Furthermore, we have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. Our PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities and our PRC subsidiary has not made any dividends or other distributions since its incorporation. However, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of currency out of mainland China which may restrict our PRC subsidiary’s ability to transfer cash from our PRC subsidiary to our other non-mainland China entities. To the extent cash is generated in our PRC subsidiary, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. In addition, any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches and any of our PRC subsidiary may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, they may only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

We collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Regulatory requirements regarding the protection of data are constantly evolving and can be subject to different interpretations or significant change, making the extent of our responsibilities in that regard uncertain.

PRC regulators, including the Standing Committee of the PRC National People’s Congress (SCNPC) the Central Cyberspace Affairs Commission (CAC), the Ministry of Industry and Information Technology (MIIT), and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection and have enforced laws and regulations with varying and evolving standards and interpretations. For instance, the Civil Code of the PRC provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. On November 7, 2016, the SCNPC issued the PRC Cybersecurity Law, pursuant to which, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and it specifies that data activities carried out outside China shall also be liable if it involves and damages the interests of PRC citizens. In order to implement the PRC National Security Law, the PRC Cybersecurity Law and the PRC Data Security Law, the CAC, and related authorities promulgated the Cybersecurity Review Measures in December 2021, which took effect in February, 2022, which requires, among others that critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review, and that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. The PIPL imposes specific rules for processing personal information and it also specifies that the law shall also apply to personal information activities carried out outside China but for purpose of providing products or services to PRC citizens. On November 14, 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. In addition, the Administrative Provisions on Internet Information Service Algorithm Recommendation, or Algorithm Recommendation Provisions, that took effect on March 1, 2022 implements classification and hierarchical management for algorithm recommendation service providers based on various criteria, and stipulates that algorithm recommendation service providers with public opinion attributes or social mobilization capabilities shall submit the relevant information within ten business days from the date of providing such services and go through the record-filing formalities. The CAC issued the Measures for the Security Assessment of Data Cross-border Transfer, or the Security Assessment of Data Transfer, on July 7, 2022, which requires that any data processor who provides important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment to a recipient outside of the territory of the PRC shall receive an security assessment. As these opinions and the draft measurers were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

Our substantial operations are carried out in Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China. We do not hold personal information of more than one million users and we believe that this offering is not subject to PRC cybersecurity review. In addition, as of the date of this prospectus, we have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since our apps are available to download in the app stores of China and most of our users are PRC citizens, we are subject to and may be ordered to comply with those regulations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the laws and regulations in relation to data security and cross-border transfer of personal information, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

Although our substantial operations are based in Singapore, Hong Kong and the Cayman Islands, we launched our apps in the app stores of China, most of our users are PRC citizens and we recently established a PRC subsidiary in Hangzhou, which may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our current business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities by, and overseas and/or foreign investment in, companies with operations in mainland China, including enhancing supervision over companies with operations in mainland China that are listed overseas using VIE structure, and that the PRC regulatory authorities could disallow the use of such VIE holding structure. We do not believe that we are directly subject to these regulatory actions or statements, as we do not currently have any VIE or contractual arrangements in mainland China. Our substantial operation is based in Singapore, Hong Kong and the Cayman Islands, and our PRC subsidiary in Hangzhou was established solely for purpose of passive equity investment in China with no substantial business activities of itself. As of the date of this prospectus, Lion Group (Hangzhou) Investment Limited does not have any operations or investment other than holding 25% of the partnership interest in Hangzhou Qianlan Enterprise Management Partnership (Limited Partnership). The Foreign Investment Law of the PRC, or the Foreign Investment Law, adopted by the National People’s Congress in March 2019 and became effective on January 2020, grants pre-establishment national treatment to foreign investors to make investment in China, so long as such investment does not violate the “negative list”. The negative list currently effective is the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021 Edition), or the Negative List 2021, which became effective on January 1, 2022. Any industry not listed in the Negative List 2021 shall be deemed as permitted industry and generally open to the foreign investment unless specifically prohibited or restricted by the PRC laws and regulations. Pursuant to these regulations, there are no restrictions on foreign investment in establishing subsidiaries and passive equity investment in a limited partnership. As a result, our PRC subsidiary does not require VIE structure or other contractual arrangements for its current operation and the Company holds 100% equity interests in Lion Group (Hangzhou) Investment Limited through Lion Wealth Limited.

While our current corporate structure does not contain any VIEs and our group has no intention establishing any VIEs in the future, if in the future our group’s corporate structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or in extreme cases, become worthless. Moreover, the rules and regulations and the enforcement thereof in China can change quickly. The PRC regulatory authorities could change the rules, regulations and policies regarding foreign ownership in the industry in which we operate, which would likely result in material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of the securities to significantly decline, or become worthless. As such, we could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, it is uncertain when and whether we will be required to obtain any pre-approval from the PRC government to list on U.S. exchanges or to conduct our current business operation, and even when such pre-approval is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our ADSs, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently issued new rules that would require companies collecting or holding large amounts of data or critical data to undergo a cybersecurity review prior to listing in other nations, a move that would significantly tighten oversight over China based companies. In detail, in December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review. The Cybersecurity Review Measures further stipulates that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. Moreover, in November 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Cyber Data Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Neither the Cybersecurity Review Measures or the Draft Cyber Data Regulations had been issued or effective before our historic listing and the laws and regulations then effective as of our historic listing did not require any issuer to obtain pre-approval from CAC before listing at a foreign stock exchange. As of the date of this prospectus, no detailed rules or implementation rules of the Cybersecurity Review Measures have been issued by any authority and both the Cybersecurity Review Measures and the Draft Cyber Data Regulations remain unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings. As of the date of this prospectus, we do not hold personal information of more than one million individual users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and as advised by our PRC legal counsel, JunHe LLP, we believe that we are not required to apply for pre-approval from CAC before the issuance of the securities being registered for resale under this registration statement and we are not subject to mandatory application requirement for cybersecurity review. However, the exact definition, scope or criteria of “critical information infrastructure operators”, “network platform operators” and “risk factors regarding national security” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Since our apps are available to download in the app stores of China and most of our users are PRC citizens, we cannot assure you that we would not be deemed by the authority as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions. We face uncertainties as to whether these additional procedures can be completed by us timely, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, and materially and adversely affect our business and results of operations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the PIPL, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the July 6 Opinion, to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future offerings.

The M&A Rules adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. As advised by our PRC legal counsel, JunHe LLP, based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for our listing and trading of our securities on Nasdaq, given that our PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which will come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which will come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. As advised by our PRC legal counsel, JunHe LLP, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

If it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous and future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so. These sanctions may include fines and penalties on operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from previous or future offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our future offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. And if our subsidiaries or the holding company were denied permission from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

As of the date of this prospectus, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations in mainland China and Hong Kong. However, given the current regulatory environment in the PRC, there remain uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little advance notice subject to any future actions of the PRC authorities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Our ADSs and warrants may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted into U.S. law on December 18, 2020. The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the Public Company Accounting Oversight Board of the United States (the “PCAOB”) issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCAA. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (AHFCAA) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

The management of Company believes that this determination does not impact the Company, as the auditor of the Company, UHY LLP, (i) is headquartered in New York, U.S., (ii) is an independent registered public accounting firm with the PCAOB, and (iii) has been inspected by the PCAOB on a regular basis. Nonetheless, there can be no assurance that future changes in laws or regulations will not impact the Company, UHY LLP or any future auditor of the Company. Accordingly, there can be no assurance that UHY LLP will be able to meet the requirements of the HFCAA and that the Company will not suffer the resulting material and adverse impact on its stock performance, as a company listed in the United States.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. On August 26, 2022, the or CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

UHY LLP is not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCAA Determination Report under PCAOB Rule 6100. If notwithstanding this new framework, the PCAOB was unable to fully inspect UHY LLP (or any other auditor of the Company) in the future, or if PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict UHY LLP (or any future auditor of the Company) from performing work in Hong Kong, the Company may be required to change its auditor. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to the Company in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the Company’s financial statements. The failure to comply with the requirement in the HFCA Act, as amended by the AHFCA Act, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, would subject AGBA to consequences including the delisting of AGBA in the future if the PCAOB is unable to inspect the Company’s accounting firm (whether UHY LLP or another firm) at such future time.

It may be difficult to enforce U.S. judgments against us.

Currently, one director is based in mainland China, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts in China would recognize or enforce judgments of U.S. courts obtained against these directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against these directors and officers. We have been advised by our PRC legal counsel, JunHe LLP, according to its interpretation of the currently in-effect PRC laws and regulations, that it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the United States based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Currently, four of the directors are based in Hong Kong. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. See “Enforceability of Civil Liability under U.S. Securities Laws” for more details.

Risks Related to Nasdaq Continued Listing Compliance

Our American Depositary Shares are subject to listing if we fail to regain compliance with Nasdaq Listing Rule 5550(a)(2) by August 9, 2023. The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

On February 10, 2023, the Company received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per American Depositary Share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until August 9, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of our ordinary shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

Our American Depositary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. Although we will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that we will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria. The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our currently effective memorandum and articles of association, the Companies Act of the Cayman Islands, as amended from time to time.

As of the date of this prospectus, our Amended and Restated Memorandum and Articles of Association authorizes the issuance of 500,000,000 authorized shares with a par value of US$0.0001 each, comprising (a) 300,000,000 Class A Ordinary Shares; (b) 150,000,000 Class B Ordinary Shares; and (c) 50,000,000 preferred shares.

Class A Ordinary Shares

The holders of Class A Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the votes, including votes from holders of Class B Ordinary Shares, for the election of directors can elect all of the directors.

Class B Ordinary Shares

The holders of Class B Ordinary Shares are entitled to one hundred votes for each share held of record on all matters to be voted on by shareholders.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, subject to adjustments for any subdivision or combination, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale of Class B Ordinary Shares by a holder thereof to any person other than an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Other than as describe above, holders of Class B Ordinary Shares have all of the same rights as holders of Class A Ordinary Shares.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Registrar, Transfer Agent and Dividend Paying Agent

The registrar, transfer agent and dividend payment agent for our ADSs is American Stock Transfer & Trust Company, LLC.

Listing

Our ADSs and 2019 Warrants are listed on the NASDAQ under the symbols “LGHL” and “LGHLW”, respectively.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs, subject to the terms of a deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs. Each ADS represents one Class A Ordinary Share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A Ordinary Shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “- Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. Class A Ordinary Shares deposited with the depositary that are restricted securities as defined under the deposit agreement (which includes shares held by our affiliates) are not eligible for deposit under the terms of the deposit agreement, but rather under the terms of a separate restricted deposit agreement, pursuant to which you would receive restricted ADSs and should also review the form of Restricted American Depositary Receipt.

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A Ordinary Shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A Ordinary Shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A Ordinary Shares) set by the depositary with respect to the ADSs.

Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A Ordinary Shares or any net proceeds from the sale of any Class A Ordinary Shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. For any Class A Ordinary Shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A Ordinary Shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A Ordinary Shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A Ordinary Shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A Ordinary Shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our Class A Ordinary Shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A Ordinary Shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A Ordinary Shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A Ordinary Shares.

Rights to Purchase Additional Shares. If we offer holders of our Class A Ordinary Shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A Ordinary Shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A Ordinary Shares or be able to exercise such rights.

Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Class A Ordinary Shares or evidence of rights to receive Class A Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

When you make a deposit of Class A Ordinary Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	the Class A Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable, and legally obtained;

●	all preemptive (and similar) rights, if any, with respect to such Class A Ordinary Shares have been validly waived or exercised;

●	you are duly authorized to deposit the Class A Ordinary Shares;

●	the Class A Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and are not, and the ADSs Issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement);

●	the Class A Ordinary Shares presented for deposit have not been stripped of any rights or entitlements; and

●	the Class A Ordinary Shares are not subject to any lock-up agreement, or the lock-up restrictions imposed have expired or been validly waived.

If any of the representations or warranties is incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentation.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A Ordinary Shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the Class A Ordinary Shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A Ordinary Shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A Ordinary Shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A Ordinary Shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A Ordinary Shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A Ordinary Shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A Ordinary Shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A Ordinary Shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A Ordinary Shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A Ordinary Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A Ordinary Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A Ordinary Shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A Ordinary Shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Stock Market and any other stock exchange on which the Class A Ordinary Shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

Distribution of cash dividends	Up to US$0.05 per ADS held

Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

●	Fees for the transfer and registration of Class A Ordinary Shares charged by the registrar and transfer agent for the Class A Ordinary Shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A Ordinary Shares).

●	Expenses incurred for converting foreign currency into U.S. dollars.

●	Expenses for cable, telex and fax transmissions and for delivery of securities.

●	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A Ordinary Shares are deposited or withdrawn from deposit).

●	Fees and expenses incurred in connection with the delivery or servicing of Class A Ordinary Shares on deposit.

●	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, deposited securities, ADSs and ADRs.

●	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A Ordinary Shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A Ordinary Shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A Ordinary Shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A Ordinary Shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A Ordinary Shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we agree to indemnify the depositary under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A Ordinary Shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A Ordinary Shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying Class A Ordinary Shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A Ordinary Shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A Ordinary Shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A Ordinary Shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class A Ordinary Shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A Ordinary Shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Debentures

2022 August Debentures

The 2022 August Debentures was issued on August 9, 2022 in the principal amount of $3,500,000 and mature on August 9, 2025, and may be redeemed by us prior to maturity as described below. The 2022 August Debentures accrue interest at 8% per annum payable quarterly in cash or, in lieu of cash payment, at 12.0% in our ADSs, subject to adjustment and certain customary equity conditions. If interest is paid in our ADSs, the interest conversion rate will be 90% of the lesser of the then conversion price and the average of the five daily volume weighted average prices (“2022 August Debentures VWAP”) of our ordinary shares immediately prior to the applicable interest payment date. The 2022 December Debentures are convertible at to the lesser of (i) $1.25 or (ii) 85% of the lowest daily VWAP in the last fifteen (15) Trading Days immediately prior to conversion at any time. Notwithstanding the foregoing, from the Initial Issue Date until the 183-day anniversary of the Initial Issue Date, the Conversion Price shall not be less than $0.75 (as adjusted for reverse and forward stock splits, recapitalizations and similar transactions following the date hereof) (the “Floor Price Period”). The Floor Price Period is subject to renewal or extension upon mutual agreement.

The 2022 August Debentures are subject to a “conversion blocker” such that the each of the holders of our 2022 August Debentures cannot convert the 2022 August Debentures to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding ordinary shares (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

In addition the consent of a majority of the then outstanding 2022 August Debenture holders will be required before we can (i)  enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (ii) other than permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (iii) amend, alter, or repeal any provision of our charter documents, including, without limitation, certificate of incorporation or bylaws, in a manner adverse to the 2022 August Debenture; (iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of ADSs, ordinary shares or ordinary shares equivalents other than as to certain warrant and repurchase; (v) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the 2022 August Debenture if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the original issue date of the 2022 August Debenture, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any event of default exist or occur; (vi) pay cash dividends or distributions on any equity securities of the Company; (vii) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); (viii) as to our subsidiaries other than Lion Wealth Limited, Lion Foreign Exchange Limited, and Lion Wealth Management Limited, grant any party other than the selling stockholder a security interest in the assets of such subsidiaries; or (ix) enter into any agreement with respect to any of the above foregoing.

2022 December Debentures

The 2022 December Debentures was issued on December 7, 2022 in the principal amount $3,000,000, on December 7, 2025, and may be redeemed by us prior to maturity as described below. The 2022 August Debentures accrue interest at 8% per annum payable quarterly in cash or, in lieu of cash payment, at 12.0% in our ADSs, subject to adjustment and certain customary equity conditions. If interest is paid in our ADSs, the interest conversion rate will be 90% of the lesser of the then conversion price and the average of the five daily volume weighted average prices (“2022 December Debentures VWAP”) of our ordinary shares immediately prior to the applicable interest payment date. The 2022 December Debentures are convertible at to the lesser of (i) $1.25 or (ii) 85% of the lowest daily VWAP in the last fifteen (15) Trading Days immediately prior to conversion at any time. Notwithstanding the foregoing, from the Initial Issue Date until the 183-day anniversary of the Initial Issue Date, the Conversion Price shall not be less than $0.75 (as adjusted for reverse and forward stock splits, recapitalizations and similar transactions following the date hereof) (the “Floor Price Period”). The Floor Price Period is subject to renewal or extension upon mutual agreement.

The 2022 December Debentures are subject to a “conversion blocker” such that the each of the holders of our 2022 December Debentures cannot convert the 2022 December Debentures to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding ordinary shares (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

In addition the consent of a majority of the then outstanding 2022 December Debenture holders will be required before we can (i)  enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (ii) other than permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (iii) amend, alter, or repeal any provision of our charter documents, including, without limitation, certificate of incorporation or bylaws, in a manner adverse to the 2022 December Debenture; (iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of ADSs, ordinary shares or ordinary shares equivalents other than as to certain warrant and repurchase; (v) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the 2022 August Debenture if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the original issue date of the 2022 December Debenture, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any event of default exist or occur; (vi) pay cash dividends or distributions on any equity securities of the Company; (vii) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); (viii) as to our subsidiaries other than Lion Wealth Limited, Lion Foreign Exchange Limited, and Lion Wealth Management Limited, grant any party other than the selling stockholder a security interest in the assets of such subsidiaries; or (ix) enter into any agreement with respect to any of the above foregoing.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ADSs or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ADSs or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ADSs or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ADSs or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ADSs or preferred shares purchasable upon exercise, if any.

Warrants

Business Combination Warrants (2019 Warrants)

Each warrant represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $11.50 per share or $11.50 per ADS, subject to adjustment as discussed below. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the shares issuable upon exercise of such warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Class A Ordinary Shares traded in the form of ADSs for the ten (10) trading days ending on the trading day prior to the date of exercise. Our warrants will become exercisable thirty (30) days after the Closing and will expire on the fifth anniversary of the Closing.

Our warrants issued in exchange for Private Warrants are identical to warrants issued in exchange for the Public Warrants, except that such Private Warrants will be exercisable for cash (even if a registration statement covering the Class A Ordinary Shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of our ADSs equals or exceeds $18.00 per ADS, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares traded in the form of ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Class A Ordinary Shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A Ordinary Shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount specified by the holder) of the Class A Ordinary Shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

PIPE Warrants

Each warrant represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $1.75 per share or $1.75 per ADS, subject to adjustment as discussed below. The warrants will be exercisable for cash only if a registration statement registering the Warrant ADSs is not effective at the time of exercise.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. Further, the exercise price of the warrants will be adjusted if we issue Class A Ordinary Shares at a price below the exercise price of the warrants to be the same as such issuance price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders are not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the our total issued and outstanding common stock or voting shares.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, at our option(i) pay an amount in cash equal to the exercise price multiplied by such fraction or (ii) round the number of ADSs issuable, up to the next whole number.

2021 February Warrants

Three series of the 2021 February Warrants are exercisable for, in the aggregate, the holder to subscribe for and purchase up to 38,800,000 ADSs. The Series D Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, at an exercise price of $2.50 per ADS. The Series E Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on February 18, 2027, at an exercise price of $2.00 per ADS. The Series F Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, at an exercise price of $2.50 per ADS.

The 2021 February Warrants include an adjustment provision in the event of a declaration of share dividends, shares subdivision, and reclassification of ordinary shares or ADSs that reduces to exercise price of such warrants to the market price on the sixteenth (16th) trading day following such event. Additionally, if we issue ordinary shares or ordinary share equivalents for an effective price less than the exercise price, subject to adjustment, then the exercise price shall be adjusted to such lower price and the number of ADSs issuable upon exercise of the 2021 February Warrants shall be adjusted proportionally to maintain the aggregate exercise price of the 2021 February Warrants.

The 2021 February Warrants are subject to a “conversion blocker” such that the each of the holders of our 2021 February Warrants cannot convert the 2021 February Warrants to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding common stock (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, at our option (i) pay an amount in cash equal to the exercise price multiplied by such fraction or (ii) round the number of ADSs issuable, up to the next whole number.

Notwithstanding the foregoing, if a registration statement covering the ADSs issuable upon exercise of such warrants is not effective 120 days following February 18, 2021, and prior to the respective expiration date of the 2021 February Warrants, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.”

Series G Warrant

Series G Warrants are exercisable for the holder to subscribe for and purchase up to 2,285,715 ADSs. The Series D Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on December 13, 2030, at an exercise price of $2.50 per ADS.

Series G Warrants include an adjustment provision in the event of a declaration of share dividends, shares subdivision, and reclassification of ordinary shares or ADSs that reduces to exercise price of such warrants to the market price on the sixteenth (16th) trading day following such event. Additionally, if we issue ordinary shares or ordinary share equivalents for an effective price less than the exercise price, subject to adjustment, then the exercise price shall be adjusted to such lower price and the number of ADSs issuable upon exercise of the Series G Warrants shall be adjusted proportionally to maintain the aggregate exercise price of the Series G Warrants.

The Series G Warrants are subject to a “conversion blocker” such that the each of the holders of our Series G Warrants cannot convert the 2021 February Warrants to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding common stock (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, at our option (i) pay an amount in cash equal to the exercise price multiplied by such fraction or (ii) round the number of ADSs issuable, up to the next whole number.

Notwithstanding the foregoing, if a registration statement covering the ADSs issuable upon exercise of such warrants is not effective 120 days following December 13, 2021, and prior to the respective expiration date of the Series G Warrants, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.”

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

●	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Lion Group Holding Ltd. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

ENFORCEABILITY OF CIVIL LIABILITY UNDER U.S. SECURITIES LAWS

Enforceability of Civil Liability in mainland China

Lion Group Holding Ltd. has been advised by its PRC legal counsel, JunHe LLP, that according to its interpretation of the currently in-effect PRC laws and regulations, that the recognition and enforcement of foreign judgments are basically provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of PRC laws relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, a PRC court will not enforce a foreign judgment against our directors and officers to the extent that these directors and officers are located in China if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. based upon the civil liability provisions of the U.S. federal securities laws. Further, pursuant to the Civil Procedures Law of the PRC, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in mainland China only if the institution of such action satisfies the conditions specified in the Civil Procedures Law of the PRC. As a result of the conditions set forth in the Civil Procedures Law and the discretion that PRC courts have in determining whether the conditions are satisfied and whether to accept the action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws.

Currently, one of our directors is based in mainland China. Therefore, it may be difficult or costly for you to effect service of process against these officers and directors within the United States. Service of process upon our officers and these directors may be difficult to obtain within the United States and any judgment obtained in the United States against these individuals may not be collectible within the United States. In addition, we have been advised by our PRC legal counsel, JunHe LLP, according to its interpretation of the currently in-effect PRC laws and regulations, that it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the U.S. based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Enforceability of Civil Liability in Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Currently, four of our directors are based in Hong Kong. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

LEGAL MATTERS

The legality under Cayman law of the securities offered by this prospectus will be passed upon by Ogier. Certain federal securities law matters will be passed upon for us by Loeb & Loeb LLP, New York.

EXPERTS

The consolidated financial statements of Lion Group Holding Ltd. as of and for the years ended December 31, 2020, 2021, and 2022 incorporated by reference in this prospectus and registration statement have been audited by UHY LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023 (File No. 001-39301), or the 2022 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on January 19, 2023, February 14, 2023, and April 11, 2023;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on May 28, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lion Group Holding Ltd.
3 Phillip Street, #15-04
Singapore 048693
+65 8877 3871

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2023

PROSPECTUS

LION GROUP HOLDING LTD.

Up to 41,085,715 American Depositary Shares

Representing 41,085,715 Class A Ordinary Shares Underlying Warrants

Offered by the Selling Securityholders

This prospectus also relates to the offer and resale of up to an aggregate of 41,085,715 American Depositary Shares (the “ADSs”) representing 41,085,715 Class A ordinary shares, or the Resale ADSs, issuable upon exercise of certain ADSs Purchase Warrants held by the security holder identified as the Selling Securityholders in the section of this prospectus entitled “SELLING SECURITYHOLDERS.” The Resale ADSs include (i) 2,800,000 American Depositary Shares representing 2,800,000 Class A ordinary shares issuable upon the exercise of Series D Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (ii) 20,000,000 American Depositary Shares representing 20,000,000 Class A ordinary shares issuable upon the exercise of Series E Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (iii) 16,000,000 American Depositary Shares representing 16,000,000 Class A ordinary shares issuable upon the exercise of Series F Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; and (iv) 2,285,715 American Depositary Shares representing 2,285,715 Class A ordinary shares issuable upon the exercise of Series G Warrants issued to ATW Opportunities Master Fund, L.P. in December 2021.

The registration of the Resale ADSs on behalf of the Selling Securityholders does not necessarily mean that the Selling Securityholders will offer or sell their Resale ADSs pursuant to this prospectus or at any time in the near future. The Selling Securityholders will be responsible for all discounts, selling commissions and other costs related to the offer and sale of the Resale ADSs. If required, the number of Resale ADSs to be sold, the public offering price of those Resale ADSs, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus. The Selling Securityholders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale ADSs purchased by them may be deemed to be underwriting compensation under the Securities Act. We will not receive any of the proceeds from the sale of the Resale ADSs being offered by the Selling Securityholders, although we may receive proceeds from cash exercises of the warrants. See “Plan of Distribution” beginning on page S-46 of this prospectus.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “LGHL”. On April 28, 2023, the closing trading prices of our ADSs and our 2019 Warrants were $0.268 and $0.019, respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-11 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“2019 Warrant” means a warrant to purchase shares of common stock of Proficient issued in Proficient’s Initial Public Offering and simultaneous private placements. Each Warrant entitles the holder thereof to purchase one share of common stock of Proficient at a price of $11.50 per share.

“2022 August Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on August 9, 2025 pursuant to a Senior Secured Convertible Debenture dated August 10, 2022.

“2022 December Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on December 7, 2025 pursuant to a Senior Secured Convertible Debenture dated December 7, 2022.

“2021 February Warrants” means, together, the Series D Warrant, Series E Warrant and the Series F Warrant.

“ADSs” refers to our American depositary shares, each of which represents one Class A Ordinary Share.

“Amended and Restated Memorandum and Articles of Association” means the currently effective amended and restated memorandum and articles of association of Lion Group Holding Ltd.

S-ii

“Business Combination Agreement” means the Business Combination Agreement, dated as of March 10, 2020, which is later amended and restated as of May 12, 2020, by and among us, Proficient, Merger Sub, Lion, the Sellers and the other parties thereto.

“Business Combination” means the Merger and the Share Exchange, and other transactions contemplated by the Business Combination Agreement.

“CFD” means a contract for differences, an agreement between an investor and a CFD broker to exchange the difference in the value of a financial product between the time the contract opens and closes.

“Class A Ordinary Shares” means our Class A ordinary shares, par value $0.0001 per share.

“Class B Ordinary Shares” means our Class B ordinary shares, par value $0.0001 per share.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands, as may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“HK$” or “Hong Kong dollars “means” the legal currency of Hong Kong.

“Initial Public Offering” means the initial public offering of Proficient, consummated on June 3, 2019.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Lion” means Lion Financial Group Limited, a corporation organized under the laws of the British Virgin Islands.

“Merger” means the merger of Merger Sub with Proficient, with Proficient surviving such merger, prior security holders of Proficient receiving our securities and Proficient becoming a wholly-owned subsidiary of us.

“Merger Sub” means Lion MergerCo I, Inc., a Cayman Islands exempted company.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Ordinary Shares” means our ordinary shares, par value $0.0001 per share, including Class A Ordinary Shares and Class B Ordinary Shares, unless otherwise specified.

“PIPE Warrants” means the warrant issued in August and October 2020 that represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $1.75 per share or $1.75 per ADS.

“Private Warrants” means the Warrants sold to Sponsor simultaneously with the closing of the Initial Public Offering, each of which is exercisable for one share of common stock of Proficient, in accordance with its terms.

“Proficient” or “PAAC” means Proficient Alpha Acquisition Corp., currently known as Lion Group North America Corp., a Nevada corporation.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan.

“Public Warrants” means the Warrants included in the units sold in the Initial Public Offering, each of which is exercisable for one share of common stock of Proficient, in accordance with its terms.

S-iii

“Redemption” means the right of the holders of Proficient common stock to have their shares redeemed in accordance with the procedures set forth in this prospectus.

“RMB” and “Renminbi” each refers to the legal currency of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Sellers” means the shareholders of Lion named as seller parties to the Business Combination Agreement as of the effective date of this registration statement.

“Series D Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, exercisable into 2,800,000 ADSs at an exercise price of $2.50 per ADS pursuant to the Series D American Depositary Shares Purchase Warrant dated February 18, 2021.

“Series E Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2027, exercisable into 20,000,000 ADSs at an exercise price of $2.00 per ADS which entitles the Series E warrant holder pursuant to the Series E American Depositary Shares Purchase Warrant dated February 18, 2021, each exercise of which entitles the Series E Warrant holder to receive one ADS and a 8% cash discount.

“Series F Warrant” means a five-year warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, exercisable into 16,000,000 ADSs at an exercise price of $2.50 per ADS pursuant to the Series F American Depositary Shares Purchase Warrant dated February 18, 2021, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series E Warrant by the holder of the Series E Warrant.

“Series G Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on December 13, 2030, exercisable into 2,285,715 ADSs at an exercise price of $2.50 per ADS pursuant to the Series G American Depositary Shares Purchase Warrant dated December 13, 2021, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series G Warrants by the holder of the Series G Warrant.

“Share Exchange” means the exchange of 100% of the ordinary shares of Lion for our capital shares.

“Sponsor” means Complex Zenith Limited, a British Virgin Islands company controlled by Shih-Chung Chou, a director of Proficient. Shih-Chung Chou had served as the sponsor of Proficient since its Initial Public Offering until March 12, 2020, when he entered into an agreement with Complex Zenith Limited and assigned all of his equity interest in Proficient and his rights and obligations as a sponsor to Complex Zenith Limited.

“U.S.” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

“we,” “our,” “us,” “the company” and other similar terms refer to Lion Group Holding Ltd. and its consolidated subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is HK dollars. Unless otherwise noted, all translations from HK dollars to U.S. dollars in this prospectus are made at a rate of HK$7.79756 to US$1.00, the exchange rate in effect as of December 31, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	changes in the market for our products and services;

●	our ability to access additional capital;

●	our ability to attract and retain qualified personnel;

●	changes in general economic, business and industry conditions;

●	changes in applicable laws or regulations;

●	expansion plans and opportunities;

●	the ongoing coronavirus (“COVID-19”) pandemic;

●	the timing and success of new services, features, and offerings we introduce through our trading platform, including our recently launched NFT platform;

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

S-v

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including all documents incorporated by reference herein and the information set forth under the headings “Risk Factors”.

The Company

Overview

We are one of the few Chinese investor-focused trading platforms that offer a wide spectrum of products and services. Currently, our business lines include our (i) CFD trading services, (ii) insurance brokerage services, (iii) futures and securities brokerage services, (iv) total return swap (TRS) trading business and (v) asset management services. We provide these services through our all-in-one Lion Brokers Pro app and a variety of other apps available on iOS, Android and PC platforms. Our clients are mostly well-educated and affluent Chinese investors residing both inside and outside the PRC (excluding the United States), as well as institutional clients in Hong Kong that use our futures trading service.

Our trading platform allows users to trade approximately 100 futures products on major futures exchanges worldwide (excluding the PRC), including the Chicago Mercantile Exchange (CME), Singapore Exchange (SGX), the Hong Kong Futures Exchange (HKFE) and Eurex Exchange (Eurex), as well as stocks listed on the New York Stock Exchange (NYSE), Nasdaq and Hong Kong Stock Exchange (HKSE), and PRC stocks listed on the Shanghai Stock Exchange (SSE) and Shenzhen Stock Exchange (SZSE) that are eligible for the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs (together, “Stock Connect”). In addition, our customers may also use our platform to trade various financial products, such as stock indices, commodities, futures, forex, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets.

Our financial performance increased significantly from 2018 to 2019, as our revenue increased from US$6.6 million to US$18.5 million, respectively. We generated income before income taxes of US$8.3 million in 2019 as compared to a loss before income taxes of US$2.7 million in 2018.

Our financial performance decreased significantly from 2019 to 2020, as our revenue decreased from US$18.5 million to US$10.2 million, respectively. We had a loss before income taxes of US$3.4 million in 2020 as compared to an income before income taxes of US$8.3 million in 2019.

Our financial performance increased significantly from 2020 to 2021, as our revenue increased from US$10.2 million to US$27.1 million, respectively. We had a loss before income taxes of US0.77 million in 2021 as compared to a loss before income taxes of US$2.6 million in 2020.

Our financial performance decreased significantly from 2021 to 2022, as our revenue decreased significantly from US$25.0 million to a loss of US$2.5 million, respectively. We had a loss before income taxes of US$34.0 million in 2022 as compared to a loss before income taxes of US$0.77 million in 2021.

Our Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

●	We are well positioned in a fast-growing trillion-dollar segment with substantial growth potential.

●	We will be providing superior user experience to our clients through our industry-leading Internet platform.

●	We offer a diversified product portfolio for trading in global financial markets.

●	We have an experienced management team supported by industry talents.

Our Strategies

We plan to implement the following strategies:

●	Strengthen our leading position in key markets and expand our demographic and geographic coverages in new markets.

●	Enhance technological infrastructure and cybersecurity.

●	Drive product innovation and explore other complementary services.

●	Attract and retain key talent.

PCAOB Report

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

Corporate Information

Our principal executive office is located at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, and the telephone number is +65 8877 3871. Our website is https://ir.liongrouphl.com/.

Impact of COVID-19 on Our Operations and Financial Performance

In December 2019, COVID-19 emerged and has subsequently spread worldwide. In March 2020, the World Health Organization declared COVID-19 as a pandemic. Our various business lines have been adversely impacted by COVID-19. CFD trading volumes and futures contract volumes decreased significantly compared to the same period of prior year, which was mainly attributable to economic and financial impact brought about by COVID-19 on the Group’s customers, causing a decrease in both their willingness to trade and make investments as well as their disposable income allocated making such transactions. Further, customers’ concerns about future unpredictability also caused their trading activity to decline, impacting our CFD trading business in particular. In addition, travel restrictions in Hong Kong caused cancellations and prevented management from attending branding, business promotions, and exhibition activities, which limited the opportunities to acquire new customers. Meanwhile, our futures and insurance brokerage businesses were adversely affected as new or existing customers may not be able to travel to Hong Kong to open new futures trading accounts or purchase insurance products. No impairments were recorded as of the consolidated balance sheet date, as the carrying amounts of the Group’s assets are expected to be recoverable; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, the Group cannot reasonably estimate the related financial impact to the Group’s future financial results given the uncertainties surrounding the duration of the outbreak. The Group will continue to monitor the impact of the COVID-19 outbreak closely.

Corporate Structure

Lion Group Holding Ltd. was incorporated under the laws of the Cayman Islands as an exempted company on February 11, 2020, solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Lion Group Holding Ltd. owned no material assets and did not operate any business. On June 16, 2020, we consummated the Business Combination pursuant to the terms of the Business Combination Agreement, upon which Lion Group Holding Ltd. became the ultimate parent company of Lion and it has no operating assets other than its ownership of interests in Lion.

The following diagram illustrates our corporate structure as of the date of this prospectus:

In June 2015, Lion Financial Group Limited (previously known as BC Financial Holdings Limited) was incorporated under the laws of the British Virgin Islands, as a holding company of our businesses.

In May 2016, Lion International Securities Group Limited, Lion Futures Limited, Lion Capital Management Limited and Lion Foreign Exchange Limited in Hong Kong, were incorporated, to engage in securities and futures brokerage business and forex trading business, respectively.

In October 2014, BC Wealth Management Limited was incorporated in Hong Kong, through which we started to carry out our insurance brokerage business. In May 2016, BC Wealth Management Limited became a wholly owned subsidiary of the Group.

In February 2017, Lion Wealth Management Limited was incorporated under the laws of British Virgin Islands as a holding company of BC Wealth Management Limited.

In March 2017, Lion Brokers Limited was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Financial Group Limited.

In October 2018, Lion Wealth Limited was incorporated in Hong Kong as our Asia head office.

In June 2019, Lion Investment Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Capital Management Limited. As of the date of this prospectus, we have not provided any financial services through this entity.

In July 2019, Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore. As of the date of this prospectus, we have not provided financial services through this entity.

In December 2019, Lion Capital Management Limited was changed name to Lion Asset Management Limited.

In June 2020, we restructured pursuant to the Business Combination Agreement, by which Lion Group Holding Ltd. became our parent company and listed on Nasdaq.

In January 2021, the Proficient Alpha Acquisition Corp. was renamed to Lion Group North America Corp.

In April 2021, Lion Financial Group Limited acquired Lion Fintech Group Limited from Jian Wang. Lion Fintech Group Limited was incorporated under the laws of British Virgin Islands in February 2017, as a holding company of Royal Lion Investment Limited, a Cayman Islands company, in which we hold 70% voting rights of the shareholders. Royal Lion Middle East DMCC is a wholly-owned subsidiary of Royal Lion Investment Limited. As of May 12, 2022, both Royal Lion Investment Limited and Royal Lion Middle East DMCC are dormant.

In May 2021, Lion NFT Limited was incorporated under the laws of British Virgin Islands in which we hold 90% equity interest, as a holding company of Flying Lion Limited, a Cayman Islands company, in which we hold 70% equity interest through Lion NFT Limited. Flying Lion Lab is a team of independent contractors engaged by Flying Lion Limited and is the workshop which designs the NFT products. We conducted our NFT business through Lion NFT Limited. All the products designed by Flying Lion Lab are to be sold at Lion NFT Platform.

In May 2021, Lion Group (Hangzhou) Investment Limited was incorporated under the laws of PRC as a wholly owned subsidiary of Lion Wealth Limited, as a holding company of our investments in PRC.

In October 2021, Lion Metaverse Limited was incorporated under the laws of British Virgin Islands in which we hold 50% equity interest.

In December 2021, Lion Multi-Series Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Wealth Management Limited. As of the date of this annual report, we have not provided any financial services through this entity.

In February 2022, Lion Silver Capital Limited was incorporated under the laws of British Virgin Islands in which we hold 51% equity interest. As of the date of this annual report, we have not provided any financial services through this entity.

Our Current Corporate Structure in China

We hold 100% equity interests in Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which does not require contractual arrangements or variable interest entity, or VIE, to operate. While our current corporate structure does not contain any VIEs in the PRC, and we have no intention establishing any VIEs in the PRC in the future, if in the future our group’s corporate structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or in extreme cases, become worthless. For more detailed information, see  “Risk Factors —The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities,” “Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.” in this registration statement and “Item 3. Key Information — Risks Related to Doing Business in Jurisdictions We Operate” in our 2022 Form 20-F.

PCAOB Report

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

PRC Limitation on Conducting Our Current Business and Overseas Listing and Share Issuances

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Recent cybersecurity regulations mandate clearance of cybersecurity review of internet platform operator holding personal information of more than one million users before applying for listing at a foreign stock exchange, and relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s data processing activities affect or may affect national security. However, it remains unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings, and the laws and regulations then effective as of our previous listing did not require any issuer to obtain pre-approval from the Cybersecurity Administration Committee, or CAC, before listing at a foreign stock exchange. As of the date of this prospectus, we do not hold personal information of more than one million users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and as advised by our PRC legal counsel, JunHe LLP, we believe that we are not required to apply for pre-approval from CAC before the issuance of our securities to foreign investors and we are not subject to mandatory application requirement for cybersecurity review under the current PRC laws and regulations. However, no detailed rules or implementation rules regarding the cybersecurity review have been issued and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. We cannot assure you that we would not be deemed as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions.

In addition, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. As advised by our PRC legal counsel, JunHe LLP, based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for our listing, trading of our securities on Nasdaq and this offering, given that our PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Furthermore, the Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. As advised by our PRC legal counsel, JunHe LLP, we do not believe we will be subject to the Overseas Listing Regulations since our business activities and identity of management team do not meet either of the conditions and this offering will not be determined as indirect overseas offering under the Overseas Listing Trial Measures. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

Our substantial operation based in Singapore, Hong Kong and the Cayman Islands, and we do not operate through any VIE agreement with our subsidiaries in China. However, if it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous or future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so, and if we are denied from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. For more detailed information, see  “Risk Factors —The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities,” “Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.” in this registration statement and “Item 3. Key Information — Risks Related to Doing Business in Jurisdictions We Operate” in our 2022 Form 20-F.

Transfers of Cash to and from Our Subsidiaries

Lion Group Holding Ltd. is incorporated in Cayman Islands on February 11, 2020, to be the ultimate parent company of the Group upon the consummation of a business combination on June 16, 2020. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands and our apps are available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Lion Group Holding Ltd is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and Cayman Islands through loans or capital contributions without restrictions on the amount of the funds. Lion Group Holding Ltd. can distribute earnings from its businesses, including subsidiaries, to the U.S. investors. Our operations in Hong Kong and the Cayman Islands were in loss position since the second half of 2020, and the Company has raised capital through financing transactions and provided funding to our operations in Hong Kong and the Cayman Islands.

Our operating subsidiaries are permitted under the laws of Hong Kong, Cayman Islands, Singapore, and British Virgin Islands, respectively, to provide funding to Lion Group Holding Ltd, the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, any future determination will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands. We have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which does not require contractual arrangements or variable interest entity, or VIE, to operate. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We are dependent on our customers in the PRC, the laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.” in our 2022 Form 20-F for more information on the risk of PRC governmental control of currency conversion, cross-border remittance and offshore investment with respect to our operations. However, the laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to our Cayman Islands and Hong Kong subsidiaries to or from Cayman Islands and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its operating subsidiaries, across borders, and to U.S. investors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The following are the aggregate transfers from the Company to its subsidiaries for the years ended December 31, 2021 and 2022:

	December 31, 2022	December 31, 2021
	US$	US$
Subsidiary
Lion Broker Limited(1)	$12,173,814	$19,513,433
Lion Futures Limited(2)	—	130,000
Lion International Securities Group Limited(3)	—	64,271
Lion Wealth Limited(4)	2,908,002	4,096,171
BC Wealth Management Limited(5)	—	292,186
Lion International Financial (Singapore) Pte. Ltd.(6)	—	1,000,000
Lion Financial Group Limited(7)	2,024,304	2,506,143
Lion Wealth Management Limited	1,422,951	—
Lion Group North American Corp.(8)	880,000	700,000
Total	$19,409,071	$28,302,204

(1)	Lion Broker Ltd was incorporated in under the laws of the Cayman Islands in March 2017.

(2)	Lion Futures Limited was incorporated in Hong Kong in May 2016.

(3)	Lion International Securities Group Limited was incorporated in under the laws of the Hong Kong in May 2016.

(4)	Lion Wealth Limited was incorporated in Hong Kong in October 2018.

(5)	BC Wealth Management Limited was incorporated in Hong Kong in October 2014 and became a wholly owned subsidiary of the Group in May 2016.

(6)	Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore in July 2019.

(7)	Lion Financial Group Limited was incorporated in the British Virgin Islands in June 2015.

(8)	Lion Group North American Corp was incorporated under the laws of the State of Nevada in July 2018.

The following are the aggregate transfers from its subsidiaries to the Company for the years ended December 31, 2021 and 2022:

	December 31, 2022	December 31, 2021
	US$	US$
Subsidiary
Lion Broker Limited(1)	$18,203,025	$4,508,885
Lion Futures Limited(2)	—	130,000
Lion International Securities Group Limited(3)	—	64,271
Lion Wealth Limited(4)	6,500,000	50,000
BC Wealth Management Limited(5)	—	81,960
Total	$24,703,025	$4,835,116

(1)	Lion Broker Ltd was incorporated in under the laws of the Cayman Islands in March 2017.

(2)	Lion Futures Limited was incorporated in Hong Kong in May 2016.

(3)	Lion International Securities Group Limited was incorporated in under the laws of the Hong Kong in May 2016.

(4)	Lion Wealth Limited was incorporated in Hong Kong in October 2018.

(5)	BC Wealth Management Limited was incorporated in Hong Kong in October 2014 and became a wholly owned subsidiary of the Group in May 2016.

We did not pay any dividends to our shareholders in 2022 and 2021. On December 5, 2019 and December 31, 2019, we declared dividends of US$2.6 million and US$2.4 million, respectively, to the then sole shareholder, which were utilized to reduce due from shareholder by US$4.6 million to nil, resulting in dividends payable of US$0.4 million included in the consolidated balance sheet as of December 31, 2019. In 2020, dividends paid to the individual shareholder were US$386,000. We are able to distribute earnings from our operating subsidiaries, to the parent company and U.S. investors and settle amounts owed, although we currently do not have any dividend policy. There were no dividends or distributions that a subsidiary made to the holding company during the period. If we determine to pay dividends on any of our ADSs in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Hong Kong and Cayman Islands. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us, and under the current laws of the Cayman Islands, we are also not subject to tax on income or capital gains and withholding tax is not imposed upon payments of dividends from the Company to its shareholders.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor are there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands.

See “Item 3. Key Information — D. Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” in our 2022 Form 20-F for more information.

Recent Development on our Cryptocurrency Mining

We commenced Bitcoin mining operations in China in late May 2021 and ceased our Bitcoin mining operations at the end of October 2021 as a result of the hiked electricity cost as well as the change of the regulatory environment in the PRC. We operated a fleet of 5,000 Bitmain’s model S9 Hydro Antminers for the period. All the mined Bitcoins have been distributed by Antpool to our cold wallets. We stored the mined Bitcoins in hardware wallets (or known as cold wallets), which were safeguarded in the safety boxes in our office. The keys and passwords of the safety boxes are separately held by our different staffs. We held the mined Bitcoins and converted into USDT when it was commercially justified. From May 2021 to October 2021, we mined approximately 37.884 Bitcoins, and we converted all of our mined Bitcoin at an average price of USDT 45,567 per Bitcoin. As of December 31, 2021, we have liquidated all the USDT. As of December 31, 2022, we have no Bitcoin and no USDT on our balance sheet. As of June 30, 2022, we fully impaired and disposed of the mining equipment in an amount of approximately $1.7 million and recognized no revenue from cryptocurrency mining business since the end of October 2021. As of the date of this prospectus, we did not have Bitcoin mining operations and the cryptocurrency that we hold is less than US$10,000, immaterial to the value of our total assets.

Recent Development on our NFT Business

In January 2022, we launched our NFT business through Flying Lion Limited, including (i) issuance of MetaWords character NFTs and MetaWords work NFTs (collectively, the “MetaWords NFTs”), and (ii) the establishment of our NFT trading platform, namely the Lion NFT platform (f/k/a/ Meta World). We created and minted the MetaWords NFTs by converting Xu Bing’s characters in his artwork Book from the Ground and sold MetaWords NFTs to the NFT collectors. MetaWords characters serve as the basic units of the MetaWords language system. MetaWords works are excerpts drawn from Mr. Xu’s artwork Book from the Ground. The sales were conducted through an online auction and blind boxes direct sell on the Lion NFT platform in January 2022. We sold in an aggregate of six MetaWords NFTs created by us by the auction in the amount of 197 wrapped BNB, and 2,742 blind-boxes which includes MetaWords NFTs at 0.40 BNB per unit for a total amount of 749 BNB, net of the consideration paid to customers of 348 BNB in form of incentive credits. Total sales of character NFTs and blind boxes, net of considerations paid to the users as the incentive were approximately US$438,000 at the spot token price upon the completion of the sale. We did not have additional sale of NFTs since January 2022. In addition, we launched a MetaWords NFT creation tool, giving users the ability to create their own MetaWords NFTs. The profits generated from the Lion NFT platform will be retained by Flying Lion Limited, a Cayman Islands company, one of our subsidiaries, as working capital. We conduct our NFT business through Flying Lion Limited. We hold 70% equity interest in Flying Lion Limited through Lion NFT Limited, a British Virgin Islands company, in which we hold 90% equity interest. The users can resell the MetaWords NFTs to other users on the Lion NFT platform, or MetaWords Resale. For the MetaWords Resale conducted on the Lion NFT platform, we charge 5% of the purchase price as the authorization fee for Xu Bing’s artwork; 5% of the purchase price as the licensing fee for the author; and 2.5% of the purchase price as the transaction fee. Lion is the author for MetaWords NFTs. The commissions are collected in the form of BNB tokens when the users buy and sell MetaWords NFTs on the Lion NFT platform. As of the date of this prospectus, the fees abovementioned we are entitled to such MetaWords Resale were de minimis and there were no other NFTs transactions on Lion NFT platform than MetaWords.

Although the Lion NFT platform does not provide digital wallet services to its users, the Lion NFT platform allows its users to connect and link their own digital wallets, such as Metamask, to the Lion NFT platform. For NFTs held by users, we do not provide custody services either directly or indirectly, and neither we have control of these digital assets nor do we have any related liability. Therefore, we do not have policies and procedures that are in place to prevent self-dealing and other potential conflicts of interest.

Impact of Recent Developments Regarding Crypto Asset Market

During 2022, a number of companies in the crypto industry have declared bankruptcy, including ore Scientific Inc., Celsius Network LLC (“Celsius”), Voyager Digital Ltd., Three Arrows Capital, BlockFi Lending LLC, and FTX Trading Ltd. (“FTX”). In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in most crypto assets, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. We have not been directly impacted by any of the recent bankruptcies in the crypto asset space, as we have no contractual privity or relationship to the relevant parties. We do not expect that we will have material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies. As of January 31, 2023, the Group considers the value of the NFTs held by the Group is immaterial to the consolidated financial statements taken as a whole. In accordance with the accounting policies mentioned above, the Group initially capitalized the costs of NFTs in intangible assets which primarily included the gas fees, the blockchain transaction fee paid to network validators for their services, in an aggregate of less than $1,000, and subsequently determined to fully impair. Gas fees were paid by BNB tokens and measured at the fair value of the tokens on the date paid. As a result, as of January 31, 2023, the carrying value of NFTs included in intangible assets was zero. The failure or insolvency of large exchanges like FTX may cause the price of Bitcoin or other crypto assets to fall and decrease confidence in the ecosystem, however, the impact of failure or insolvency of large exchanges like FTX to our operations and financial condition is limited. We did not pledge any crypto assets to any parties since the start of the crypto business. We have liquidated most of the BNB (691 BNB out of 710 BNB) into USDT 230,000 in February 2023. We are unaware that the MetaWords NFTs currently held by our users serve as collateral for any other person or entity.

The Offering

ADSs offered by the selling securityholders from time to time	Up to 41,085,715 ADSs

Use of proceeds	We will not receive any proceeds from the sale of ADSs by the selling securityholders.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Capital Market Symbol	“LGHL”

Description of Share Issuances

The Resale ADSs include (i) 2,800,000 American Depositary Shares representing 2,800,000 Class A ordinary shares issuable upon the exercise of Series D Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (ii) 20,000,000 American Depositary Shares representing 20,000,000 Class A ordinary shares issuable upon the exercise of Series E Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (iii) 16,000,000 American Depositary Shares representing 16,000,000 Class A ordinary shares issuable upon the exercise of Series F Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; and (iv) 2,285,715 American Depositary Shares representing 2,285,715 Class A ordinary shares issuable upon the exercise of Series G Warrants issued to ATW Opportunities Master Fund, L.P. in December 2021.   The Company entered into multiple private placement transactions with ATW Opportunities Master Fund, L.P. The Series D Warrant was issued in February 2021 and will expire on February 18, 2030, at an exercise price of $2.50 per ADS. The Series E Warrant was issued in February 2021 and will expire on February 18, 2027 and is exercisable at an exercise price of $2.00 per ADS. The Series F Warrant was issued in February 2021 and will expire on February 18, 2030 at an exercise price of $2.50 per ADS, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series E Warrants by the holder of the Series E Warrant. The Series G Warrant was issued in December 2021 and will expire on February 13, 2030 at an exercise price of $2.50 per ADS.

We filed the registration statement on Form F-3, of which this prospectus forms a part, to provide for the resale by the selling stockholders of these shares.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to Our Business and Industry

Our failure to safeguard and manage our customers’ fiat currencies and crypto assets could adversely impact our business, operating results, and financial condition.

We launched a non-fungible token (“NFT”) trading and community platform called the Lion NFT platform in the first quarter of 2022. As we expect to expand our product and service offerings, we must continue to strengthen our associated internal controls and ensure that our service providers do the same. The success of Lion NFT platform requires significant public confidence in our ability, or our service providers, if any, to properly manage customers’ balances and assets and handle large transaction volumes and amounts of customer funds. In addition, we may be dependent on our service providers’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Although the Lion NFT platform does not provide digital wallet services to its users, the Lion NFT platform allows its users to connect and link their own digital wallets, such as Metamask, to the Lion NFT platform, therefore, any failure by our service providers to maintain the necessary controls or to manage customers’ crypto assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of our and our service providers’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition. For NFTs held by users, we do not provide custody services either directly or indirectly, and neither we have control of these digital assets nor do we have any related liability. They are off-balance sheet in our financial statements.

Our service providers, may deposit, transfer, and custody customer’s NFT in multiple jurisdictions. In each instance, the service providers are required to safeguard customers’ assets using high-level security standards applicable to service providers’ hot and cold wallet and storage systems, as well as our financial management systems. We believe our service providers have developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners, agents, or service providers, and improperly access, obtain, misuse customers’ crypto assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Additionally, transactions undertaken through our platform or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices. Any security incident resulting in a compromise of customer assets could result in substantial costs to us and require us to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose us to regulatory enforcement actions, including substantial fines, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation, and adversely affect our business, operating results, financial condition, and cash flows.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

Although we conduct KYC procedure before we approve our client’s account open request, our KYC procedure has some inherent limitations and we may not be able to spot our clients’ outdated, inaccurate, false or misleading information. Our KYC procedures include but not limited to (i) collecting the identification information of our client such as name, gender, email, nationality, date of birth, type of identity document, identity document number, tax identification number and wallet address; (ii) background check on whether the clients’ nationality fall within the scope of US sanction countries; (iii) monitoring our clients’ IP addresses, and etc. Our KYC procedures may not be effective if (i) we fail to identify any fake documents supplied by our clients; or (ii) our clients use a VPN router to circumvent our IP blacklist. We collect client information during the account opening and registration process and screens accounts against public databases or collaborates with external service providers to verify client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us and we require our potential clients to provide their passports or identity cards before account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time.

The Lion NFT platform has also established an IP blacklist to block the users from U.S. sanctioned countries and the U.S. We also collect client information during the account opening and registration process and screen accounts against public databases and collaborates with external service providers to verify client identity and detecting risks. We have two separate teams conduct our KYC procedure on new clients’ backgrounds and identify manually. We will reject all account applications if there is any U.S. exposure. For example, we will not allow U.S. citizens or residents to open an account with us and we will require our potential clients to provide copies of their passports or identity cards in connection with their account applications. Although we will require our clients to submit documents for proof of their identity for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. As stated above, if a potential client only provides his or her PRC identity card, which is usually valid for 10 years or more, and misinforms us that he or she does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. In addition, anonymous accounts are generally not allowed to be opened, heightened scrutiny measures are imposed on accounts opened on behalf of third parties and additional verification measures are conducted before we accept third party payments against the accounts of our clients. Furthermore, any security breaches, hacking, or other malicious activities could render the KYC procedures and/or IP blacklist vulnerable to manipulation and changes, thus, rendering them ineffective in achieving their initial objectives. To address the limitations of our KYC procedures and/or IP blacklist, we have implemented self-certification procedures and engage third-party vendors to verify the applications, including name and background checks. Applicants are required to submit copies of their ID or passport as part of our KYC process, which will be verified by the third-party vendors. We will only open an account for applicants whose KYC process have been cleared by our procedures, including those of the third-party vendors. Even though we have adopted these procedures, we may still fail to detect the existence of such breaches in our KYC procedures and system, which may lead to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the listing on Nasdaq, as we become increasingly renown in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

In addition, although we have strict internal policies for continuing KYC procedures after the activation of accounts and for issues such as anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud, we mainly rely on our continuing KYC procedures to ensure our compliance with relevant laws and regulations related to anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud. Although we have trainings for our employees in all of our departments, our KYC system and procedures cannot be foolproof. As the KYC system and procedures are conducted manually, they are subject to inherent limitations and errors in oversight, which could cause our compliance and other risk management strategies to be ineffective. Despite our efforts, any potential flaw in our KYC system or any misconduct in the KYC procedures by any of our employees may lead to our failure of compliance with such relevant laws and regulations, which will further subject us to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation, and we may not be successful in deterring or identifying illegal activity.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily-regulated industry which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

We do not hold any licenses or permits from any PRC regulatory bodies for our securities brokerage business. Currently, a large number of our clients are PRC residents and certain of the executive directors and other independent contractors are providing supporting services remotely from the PRC. The transactions on our trading platform are all conducted outside PRC and our current activities in China does not require a securities brokerage license, a making license or permit under existing PRC securities laws and regulations. However, there remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China, subjecting us to further inquiries or rectifications. If certain of our activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including the China Securities Regulatory Commission, or CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of our operations in the PRC, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our business, especially the NFT business, is subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business, especially the NFT business, is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services, crypto asset custody, exchange, and transfer, cross-border money and crypto asset transmission, foreign currency exchange, cybersecurity, fraud detection, and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations. Furthermore, new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development of the cryptoeconomy as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain crypto asset transactions, as has occurred in certain jurisdictions in the past. Many regulations are substantial uncertainties on how these requirements would apply in practice, and we may face substantial costs to operationalize and comply with these rules. We may be further subject to administrative sanctions for technical violations or customer attrition if the user experience suffers as a result.

Because we have offered and may continue to offer a variety of innovative products and services to our customers, our offerings are subject to significant regulatory uncertainty and we from time to time face regulatory inquiries regarding our current and planned products. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to a litany of civil, criminal, and administrative fines, penalties, orders and actions, including being required to suspend or terminate the offering of certain products and services.

We may face several risks due to disruptions in the crypto asset markets, including but not limited to the risk from depreciation in our stock price, loss of customer demand, financing risk, risk of increased losses or impairments in our investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets.

In the first half of 2022, some of the well-known crypto asset market participants, including Celsius Network, Voyager Digital Ltd., and Three Arrows Capital, declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy.

In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. These events are continuing to develop and it is not possible to predict at this time all of the risks that they may pose to us, our service providers or on the digital asset industry as a whole.

We had no direct exposure to FTX or any of the above-mentioned cryptocurrency companies.   We will not have material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies. However, the failure or insolvency of large exchanges like FTX may cause the price of crypto assets to fall and decrease confidence in the ecosystem, which could adversely affect an investment in us. Such volatility and decrease in the price of crypto assets have limited adverse effect on our results of operations and financial condition because our operations and business in the NFT platform is limited. We will continue adjusting our short-term strategy to optimize our operating efficiency in the current dynamic market conditions.

We cannot assure that the price of crypto assets will remain high enough to sustain our operation or that the price of crypto assets will not decline significantly in the future. Fluctuations in the price of crypto assets have had and are expected to continue to have an immediate impact on the trading price of our American Depositary Shares even before our financial performance is affected, if at all. To the extent investors view our American Depositary Shares as linked to the value of our NFT operations or crypto assets, the decline of crypto assets value may have a material adverse effect on the market value of our ordinary shares.

In addition, a perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us or the loss of customer demand for our products and services with respect to our NFT business.

As of the date of this registration statement, we are not subject to any legal proceedings or government investigations in the United States or in other jurisdictions. However, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert our management’s attention and resources from the operation of our business.

The recent disruption in the crypto asset markets may harm our reputation.

To the extent our counterparties/suppliers view our business as linked to our NFT business, they may lose confidence in enter into business with us and may deem our business to be risky. It may be difficult for us to reach the same business terms with such counterparties/suppliers like we did before. For example, our suppliers may require more deposits or advance payments from us.

In addition, additional regulations may subject us to investigation, administrative or regulatory proceedings, and civil or criminal litigations, all of which could harm our reputation and affect our business operation and the value of our ordinary shares. If we have difficulties to comply with such additional regulatory and registration requirements, we may have to cease certain or all of our operations. As of the date of this registration statement, there is no material impact on our operations or financial conditions associated with any reputational harm that we may face in light of the recent disruption in the crypto asset markets. However, there is no guarantee that there will not be any material adverse effect on our business, financial condition and results of operations associated with the reputational harm that we may face in light of the recent disruption in the crypto asset markets.

Risks associated with our NFT platform, including the regulatory, legal, reputational, commercial, technical, marketing, operational, and other risks related to successfully launching and profitably operating our NFT platform.

In January 2022, we announced the launch of our NFT platform where collectors will be able to purchase MetaWords NFTs and resell the MetaWords NFTs. In the future, the creators on the Lion NFT platform may be able to make blockchain-encrypted design items, such as artwork, available as NFTs for digital purchase through the Lion NFT platform, utilizing BNB. NFTs are digital assets recorded on a blockchain ledger for verification of authenticity and ownership of a unique digital asset, such as artwork. Given the increased scrutiny of digital assets as well as cryptocurrencies for regulatory and anti-money laundering purposes, it is possible that the U.S. and other jurisdictions will engage in increased scrutiny and regulation of NFTs and our business. While NFTs and cryptocurrencies are similar in that both are based on blockchain technology, unlike cryptocurrency units, which are fungible, NFTs have unique identification codes and represent content on the blockchain. The record of ownership of the NFT, which establishes authenticity and may also carry other rights, cannot be duplicated. As NFTs are a relatively new and emerging type of digital asset, the regulatory, commercial, and legal framework governing NFTs is likely to evolve both in the United States and internationally and implicates issues regarding a range of matters, including, but not limited to, intellectual property rights, privacy and cybersecurity, fraud, anti-money laundering, sanctions, and currency, commodity, and securities law implications.

NFTs, and our NFT platform (including our facilitation of transactions in BNB), may also be subject to regulations of the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of Treasury and the Bank Secrecy Act. The nature of many NFT transactions also involve circumstances which present higher risks for potential violations, such as anonymity, subjective valuation, use of intermediaries, lack of transparency, and decentralization associated with blockchain technology. However, we require our users to provide their identity cards to verify their identities and citizenship at registration. In addition, the Commodity Futures Trading Commission has stated that cryptocurrencies, with which NFTs have some similarities, fall within the definition of “commodities.” If NFTs were deemed to be a commodity, NFT transactions could be subject to prohibitions on deceptive and manipulative trading or restrictions on manner of trading (e.g., on a registered derivatives exchange), depending on how the transaction is conducted. Moreover, if NFTs were deemed to be a “security,” it could raise federal and state securities law implications, including exemption or registration requirements for marketplaces for NFT transactions, sellers of NFTs, and the NFT transactions themselves, as well as liability issues, such as insider trading or material omissions or misstatements, among others. NFT transactions may also be subject to laws governing virtual currency or money transmission. For example, New York has legislation regarding the operation of virtual currency businesses. The Office of Foreign Assets Controls (“OFAC”) has signaled that sanctions could apply to digital transactions and has pursued enforcement actions involving cryptocurrencies and digital asset accounts. This could expose us to future allegations of violations of the Bank Secrecy Act, including any applicable KYC and Anti-Money Laundering laws and regulations (“AML”), or sanctions compliance obligations among others. In addition governmental agencies may seek to apply laws to our business that we believe are inapplicable, and may seek sanctions relating to our alleged failure to comply with those laws which would negatively impact our business. NFT transactions also raise issues regarding compliance with laws of foreign jurisdictions, many of which present complex compliance issues and may conflict with one another.  Our launch and operation of our NFT platform (including our facilitation of transactions in BNB, in connection therewith) expose us to the foregoing risks, among others, any of which could materially and adversely affect the success of our NFT platform and harm our business, financial condition, results of operations, reputation, and prospects. However, the Lion NFT platform establishes a IP blacklist to block the users from U.S. sanctioned countries and the U.S. and does not allow U.S. citizens or residents to open an account with us.

As the market for NFTs is relatively nascent, it is difficult to predict how the legal and regulatory framework around NFTs will develop and how such developments will impact our business and our NFT platform. Further, market acceptance of NFTs is uncertain as buyers may be unfamiliar or uncomfortable with digital assets generally, how to transact in digital assets, or how to assess the value of NFTs. The launch of our NFT platform also subjects us to risks similar to those associated with any new platform offering, including, but not limited to, our ability to accurately anticipate market demand and acceptance, our ability to successfully launch our new NFT platform offering, creator and buyer acceptance, technical issues with the operation of our new NFT platform, and legal and regulatory risks as discussed above. We believe these risks may be heightened with respect to our NFT platform, as NFTs are still considered a relatively novel concept. If we fail to accurately anticipate or manage the risks associated with our NFT platform or with our facilitation of cryptocurrency transactions, or if we directly or indirectly become subject to disputes, liability, or other legal or regulatory issues in connection with our NFT platform or cryptocurrency transactions, our NFT platform may not be successful and our business, financial condition, results of operations, reputation, and prospects could be materially harmed.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a certain degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

Given the complexity of the crypto assets in the market, if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny and inquiries. It is possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Despite the conclusions we may draw based on our risk-based assessment regarding the likelihood of a particular crypto asset, all other crypto assets may be considered a 'security' under applicable laws.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We have procedures to analyze whether crypto assets that we seek to facilitate trading on our platform could be deemed to be a “security” under applicable laws. Before we expanded our business into the NFT business, the management determined not to initiate any initial coin offering which is likely to be deemed as securities offering. Prior to launching the MetaWords NFTs, the management conducted an assessment of the NFTs in general and believed that NFTs shall be deemed to be assets rather than securities, as the NFTs are generally considered non-enterprise assets that are indivisible. The management also decided not to offer its NFTs to any U.S. persons and therefore, the company has established its KYC procedures and IP blacklist to avoid selling any NFTs to U.S. persons. Our policies and procedures do not constitute a legal standard, but rather represent a framework for our analysis, which permits us to make a risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. The risk-based assessments made by the company and are not a legal standard or binding on any regulatory body or court. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a state or foreign regulatory authority, or a court were to determine that a supported crypto asset currently offered, sold, or traded on our platform is a “security” under applicable laws. Because our NFTs issued on our Lion NFT platform were not registered with the SEC, we only permit trading on our core platform of those crypto assets for which we determine there are reasonably sound arguments to conclude that the crypto asset is not a security. We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to crypto assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

There can be no assurances that we will properly characterize any given crypto asset as a security or non-security for purposes of determining whether our platform will support trading of the crypto asset, or that the SEC, foreign regulatory authority, or a court, if the question was presented to it, would agree with our assessment. If the SEC, state or foreign regulatory authority, or a court were to determine that a supported crypto asset currently offered, sold, or traded on our platform is a security, we would not be able to offer such crypto asset for trading until we are able to do so in a compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that an asset that we currently support for trading on our Lion NFT platform constitutes a security may also result in us determining that it is advisable to remove assets from our Lion NFT platform that have similar characteristics to the asset that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the crypto asset in compliance with the registration requirements, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Customers that traded such supported crypto asset on our Lion NFT platform and suffered trading losses could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in the supported crypto asset other than via our licensed subsidiaries, which could negatively impact our business, operating results, and financial condition. Furthermore, if we remove any assets from trading on our platform, our decision may be unpopular with users and may reduce our ability to attract and retain customers, especially if such assets remain traded on unregulated exchanges, which includes many of our competitors.

The loss or destruction of any private keys required to access our digital assets may be irreversible. If we or any of our custodians are unable to access our private keys (whether due to a security incident or otherwise), it could cause direct financial loss, regulatory scrutiny, and reputational harm.

Digital assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the digital assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. To the extent that any of the private keys relating to any cold wallets containing our digital assets is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the digital assets held in the related wallet and, in most cases, the private key will not be capable of being restored. The loss or destruction of a private key required to access digital assets may be irreversible. Further, we cannot provide assurance that any wallet holding our digital assets, either maintained directly by us or by a custodian on our behalf, will not be hacked or compromised. Digital assets, related technologies, and digital asset service providers such as custodians and trading platforms have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. As such, any loss or misappropriation of the private keys used to control our digital assets due to a hack, employee or service provider misconduct or error, or other compromise by third parties could result in significant losses, hurt our brand and reputation, and potentially the value of any Bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, and adversely impact our business.

Incorrect or fraudulent digital asset transactions may be irreversible.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the digital assets from the transaction. In theory, digital asset transactions may be reversible with the control or consent of a majority of the processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal, nor is it likely that sufficient consensus on the relevant network could or would be achieved to enable such a reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of digital assets or a theft thereof generally will not be reversible, and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. To the extent that we are unable to recover our losses from such action, error or theft, such events could result in significant losses, hurt our brand and reputation, and adversely impact our business.

Our board of management have experience in risk management and we have risk management policies in place in light of current crypto asset market conditions. However, if we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Our board of management have experience in risk management and our company have risk management policies in place covering financing, liquidity management, Bitcoin management, supplier management and counter party management. Our board of management is evaluating the risk exposure regularly and adapting to the latest trend of the industry. Specifically, in light of current crypto asset market conditions and to mitigate the effect of BNB price volatility, our risk management policies focus on finding cost-effective hosting sites, raising funds with a low financing cost, and renegotiating with existing site hosts to reduce cost.

However, the Bitcoin mining and NFT related industries are emerging and evolving, which may lead to period-to-period variability and may make it difficult to evaluate our risk exposures. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Risks Related to Doing Business in Jurisdictions We Operate

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (SAFE), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China. Under current PRC foreign exchange regulations, each PRC citizen is permitted to convert up to an aggregate of US$50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other CFD trading. PRC residents who intend to convert U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In addition, approval from or registration with appropriate government authorities is required when Renminbi is to be converted into foreign currency for the purpose of offshore investment. Although we require our clients to comply with the relevant rules and regulations in the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service provider, will be not deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

Furthermore, we have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. Our PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities and our PRC subsidiary has not made any dividends or other distributions since its incorporation. However, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of currency out of mainland China which may restrict our PRC subsidiary’s ability to transfer cash from our PRC subsidiary to our other non-mainland China entities. To the extent cash is generated in our PRC subsidiary, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. In addition, any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches and any of our PRC subsidiary may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, they may only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

We collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Regulatory requirements regarding the protection of data are constantly evolving and can be subject to different interpretations or significant change, making the extent of our responsibilities in that regard uncertain.

PRC regulators, including the Standing Committee of the PRC National People’s Congress (SCNPC) the Central Cyberspace Affairs Commission (CAC), the Ministry of Industry and Information Technology (MIIT), and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection and have enforced laws and regulations with varying and evolving standards and interpretations. For instance, the Civil Code of the PRC provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. On November 7, 2016, the SCNPC issued the PRC Cybersecurity Law, pursuant to which, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and it specifies that data activities carried out outside China shall also be liable if it involves and damages the interests of PRC citizens. In order to implement the PRC National Security Law, the PRC Cybersecurity Law and the PRC Data Security Law, the CAC, and related authorities promulgated the Cybersecurity Review Measures in December 2021, which took effect in February, 2022, which requires, among others that critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review, and that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. The PIPL imposes specific rules for processing personal information and it also specifies that the law shall also apply to personal information activities carried out outside China but for purpose of providing products or services to PRC citizens. On November 14, 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. In addition, the Administrative Provisions on Internet Information Service Algorithm Recommendation, or Algorithm Recommendation Provisions, that took effect on March 1, 2022 implements classification and hierarchical management for algorithm recommendation service providers based on various criteria, and stipulates that algorithm recommendation service providers with public opinion attributes or social mobilization capabilities shall submit the relevant information within ten business days from the date of providing such services and go through the record-filing formalities. The CAC issued the Measures for the Security Assessment of Data Cross-border Transfer, or the Security Assessment of Data Transfer, on July 7, 2022, which requires that any data processor who provides important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment to a recipient outside of the territory of the PRC shall receive an security assessment. As these opinions and the draft measurers were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

Our substantial operations are carried out in Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China. We do not hold personal information of more than one million users and we believe that this offering is not subject to PRC cybersecurity review. In addition, as of the date of this prospectus, we have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since our apps are available to download in the app stores of China and most of our users are PRC citizens, we are subject to and may be ordered to comply with those regulations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the laws and regulations in relation to data security and cross-border transfer of personal information, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

Although our substantial operations are based in Singapore, Hong Kong and the Cayman Islands, we launched our apps in the app stores of China, most of our users are PRC citizens and we recently established a PRC subsidiary in Hangzhou, which may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our current business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities by, and overseas and/or foreign investment in, companies with operations in mainland China, including enhancing supervision over companies with operations in mainland China that are listed overseas using VIE structure, and that the PRC regulatory authorities could disallow the use of such VIE holding structure. We do not believe that we are directly subject to these regulatory actions or statements, as we do not currently have any VIE or contractual arrangements in mainland China. Our substantial operation is based in Singapore, Hong Kong and the Cayman Islands, and our PRC subsidiary in Hangzhou was established solely for purpose of passive equity investment in China with no substantial business activities of itself. As of the date of this prospectus, Lion Group (Hangzhou) Investment Limited does not have any operations or investment other than holding 25% of the partnership interest in Hangzhou Qianlan Enterprise Management Partnership (Limited Partnership). The Foreign Investment Law of the PRC, or the Foreign Investment Law, adopted by the National People’s Congress in March 2019 and became effective on January 2020, grants pre-establishment national treatment to foreign investors to make investment in China, so long as such investment does not violate the “negative list”. The negative list currently effective is the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021 Edition), or the Negative List 2021, which became effective on January 1, 2022. Any industry not listed in the Negative List 2021 shall be deemed as permitted industry and generally open to the foreign investment unless specifically prohibited or restricted by the PRC laws and regulations. Pursuant to these regulations, there are no restrictions on foreign investment in establishing subsidiaries and passive equity investment in a limited partnership. As a result, our PRC subsidiary does not require VIE structure or other contractual arrangements for its current operation and the Company holds 100% equity interests in Lion Group (Hangzhou) Investment Limited through Lion Wealth Limited.

While our current corporate structure does not contain any VIEs and our group has no intention establishing any VIEs in the future, if in the future our group’s corporate structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or in extreme cases, become worthless. Moreover, the rules and regulations and the enforcement thereof in China can change quickly. The PRC regulatory authorities could change the rules, regulations and policies regarding foreign ownership in the industry in which we operate, which would likely result in material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of the securities to significantly decline, or become worthless. As such, we could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, it is uncertain when and whether we will be required to obtain any pre-approval from the PRC government to list on U.S. exchanges or to conduct our current business operation, and even when such pre-approval is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our ADSs, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently issued new rules that would require companies collecting or holding large amounts of data or critical data to undergo a cybersecurity review prior to listing in other nations, a move that would significantly tighten oversight over China based companies. In detail, in December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review. The Cybersecurity Review Measures further stipulates that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. Moreover, in November 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Cyber Data Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Neither the Cybersecurity Review Measures or the Draft Cyber Data Regulations had been issued or effective before our historic listing and the laws and regulations then effective as of our historic listing did not require any issuer to obtain pre-approval from CAC before listing at a foreign stock exchange. As of the date of this prospectus, no detailed rules or implementation rules of the Cybersecurity Review Measures have been issued by any authority and both the Cybersecurity Review Measures and the Draft Cyber Data Regulations remain unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings. As of the date of this prospectus, we do not hold personal information of more than one million individual users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and as advised by our PRC legal counsel, JunHe LLP, we believe that we are not required to apply for pre-approval from CAC before the issuance of the securities being registered for resale under this registration statement and we are not subject to mandatory application requirement for cybersecurity review. However, the exact definition, scope or criteria of “critical information infrastructure operators”, “network platform operators” and “risk factors regarding national security” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Since our apps are available to download in the app stores of China and most of our users are PRC citizens, we cannot assure you that we would not be deemed by the authority as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions. We face uncertainties as to whether these additional procedures can be completed by us timely, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, and materially and adversely affect our business and results of operations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the PIPL, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the July 6 Opinion, to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future offerings.

The M&A Rules adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. As advised by our PRC legal counsel, JunHe LLP, based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for our listing and trading of our securities on Nasdaq, given that our PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which will come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which will come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. As advised by our PRC legal counsel, JunHe LLP, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

If it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous and future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so. These sanctions may include fines and penalties on operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from previous or future offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our future offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. And if our subsidiaries or the holding company were denied permission from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

As of the date of this prospectus, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations in mainland China and Hong Kong. However, given the current regulatory environment in the PRC, there remain uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little advance notice subject to any future actions of the PRC authorities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Our ADSs and warrants may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted into U.S. law on December 18, 2020. The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the Public Company Accounting Oversight Board of the United States (the “PCAOB”) issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCAA. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (AHFCAA) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

The management of Company believes that this determination does not impact the Company, as the auditor of the Company, UHY LLP, (i) is headquartered in New York, U.S., (ii) is an independent registered public accounting firm with the PCAOB, and (iii) has been inspected by the PCAOB on a regular basis. Nonetheless, there can be no assurance that future changes in laws or regulations will not impact the Company, UHY LLP or any future auditor of the Company. Accordingly, there can be no assurance that UHY LLP will be able to meet the requirements of the HFCAA and that the Company will not suffer the resulting material and adverse impact on its stock performance, as a company listed in the United States.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. On August 26, 2022, the or CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

UHY LLP is not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCAA Determination Report under PCAOB Rule 6100. If notwithstanding this new framework, the PCAOB was unable to fully inspect UHY LLP (or any other auditor of the Company) in the future, or if PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict UHY LLP (or any future auditor of the Company) from performing work in Hong Kong, the Company may be required to change its auditor. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to the Company in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the Company’s financial statements. The failure to comply with the requirement in the HFCA Act, as amended by the AHFCA Act, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, would subject AGBA to consequences including the delisting of AGBA in the future if the PCAOB is unable to inspect the Company’s accounting firm (whether UHY LLP or another firm) at such future time.

It may be difficult to enforce U.S. judgments against us.

Currently, one of the director is based in mainland China, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts in China would recognize or enforce judgments of U.S. courts obtained against these directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against these directors and officers. We have been advised by our PRC legal counsel, JunHe LLP, according to its interpretation of the currently in-effect PRC laws and regulations, that it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the United States based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Currently, four of the directors are based in Hong Kong. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. See “Enforceability of Civil Liability under U.S. Securities Laws” for more details.

Risks Related to Nasdaq Continued Listing Compliance

Our American Depositary Shares are subject to listing if we fail to regain compliance with Nasdaq Listing Rule 5550(a)(2) by August 9, 2023. The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

On February 10, 2023, the Company received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per American Depositary Share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until August 9, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of our ordinary shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

Our American Depositary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. Although we will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that we will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria. The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

USE OF PROCEEDS

All of the securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

This prospectus also relates to the offer and resale of up to an aggregate of 41,085,715 ADSs representing 41,085,715 Class A ordinary shares. The Resale ADSs include 41,085,715 ADSs issuable upon exercise of the Company’s ADSs purchase warrants issued on February 18, 2021, and December 13, 2021, to Selling Securityholders (collectively, the “ATW Warrants”).

Selling Securityholders Table

The following table and accompanying footnotes, which were prepared based on information furnished to us by or on behalf of the Selling Securityholders and information filed with the SEC, set forth information regarding the beneficial ownership of ADSs owned by the Selling Securityholders as of the date of this prospectus. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The second column indicates the number of ADSs beneficially owned by the Selling Stockholders, based on their respective ownership as of the date of this prospectus. The second column also assumes the exercise of all of the warrants held by the Selling Securityholders, without regard to any limitations on exercise described in this prospectus or in the warrants. The third column lists the ADSs being offered by this prospectus by the Selling Securityholders.

This prospectus covers the resale of all of the ADSs issuable upon exercise of the warrants that are held by the Selling Securityholders. The Selling Securityholders can offer all, some or none of their ADSs, thus we have no way of determining the number of the ADSs underlying warrants that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Securityholders will sell all of the ADSs issuable upon exercise of the warrants which are covered by this prospectus. See “Plan of Distribution.”

Information concerning the Selling Securityholders may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

Name of Selling Shareholder	Number of ADSs Owned Prior to This Offering	Maximum Number of ADSs to be Sold(1)	Number of ADSs Owned after This Offering(1)	Percentage Ownership After This Offering (%)
ATW Opportunities Master Fund, L.P.(2)†	41,085,715	41,085,715	0	0

†	The selling shareholder is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.
(1)	Assumes that (i) all of the securities registered by the registration statement of which this prospectus is a part, including the ADSs issuable upon the exercise of the Series D Warrants, Series E Warrants, Series F Warrants, and Series G Warrants held by such selling shareholder, are sold in this offering; (ii) the selling shareholder does not (a) sell any of the ordinary shares or ADSs, if any, that have been issued to them other than those covered by this prospectus, and (b) acquire additional ADSs after the date of this prospectus and prior to the completion of this offering.
(2)

ATW Partners Opportunities Fund GP, LLC, the general partner to ATW Opportunities Master Fund, L.P., has discretionary authority to vote and dispose of the shares held by ATW Opportunities Master Fund, L.P. and may be deemed to be the beneficial owner of these shares. Kerry Propper and Antonio Ruiz-Gimenez, each in their capacity as Managing Members of ATW Partners Opportunities Fund GP, LLC, may also be deemed to have investment discretion and voting power over the shares held by ATW Opportunities Master Fund, L.P. ATW Partners Opportunities Fund GP, LLC, Mr. Propper and Mr. Ruiz-Gimenez each disclaim any beneficial ownership of these shares. The address of the Selling Securityholder is c/o ATW Partners Opportunities Management, LLC 17 State Street, Suite 2100, New York, NY 10004.

Certain Transactions and Relationships Between the Company and the Selling Securityholders

The Resale ADSs include (i) 2,800,000 American Depositary Shares representing 2,800,000 Class A ordinary shares issuable upon the exercise of Series D Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (ii) 20,000,000 American Depositary Shares representing 20,000,000 Class A ordinary shares issuable upon the exercise of Series E Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; (iii) 16,000,000 American Depositary Shares representing 16,000,000 Class A ordinary shares issuable upon the exercise of Series F Warrants issued to ATW Opportunities Master Fund, L.P. in February 2021; and (iv) 2,285,715 American Depositary Shares representing 2,285,715 Class A ordinary shares issuable upon the exercise of Series G Warrants issued to ATW Opportunities Master Fund, L.P. in December 2021.   The Series D Warrant was issued in February 2021 and will expire on February 18, 2030, at an exercise price of $2.50 per ADS. The Series E Warrant was issued in February 2021 and will expire on February 18, 2027 and is exercisable at an exercise price of $2.00 per ADS. The Series F Warrant was issued in February 2021 and will expire on February 18, 2030 at an exercise price of $2.50 per ADS, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series E Warrants by the holder of the Series E Warrant. The Series G Warrant was issued in December 2021 and will expire on February 13, 2030 at an exercise price of $2.50 per ADS.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our currently effective memorandum and articles of association, the Companies Act of the Cayman Islands, as amended from time to time.

As of the date of this prospectus, our Amended and Restated Memorandum and Articles of Association authorizes the issuance of 500,000,000 authorized shares with a par value of US$0.0001 each, comprising (a) 300,000,000 Class A Ordinary Shares; (b) 150,000,000 Class B Ordinary Shares; and (c) 50,000,000 preferred shares.

Class A Ordinary Shares

The holders of Class A Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the votes, including votes from holders of Class B Ordinary Shares, for the election of directors can elect all of the directors.

Class B Ordinary Shares

The holders of Class B Ordinary Shares are entitled to one hundred votes for each share held of record on all matters to be voted on by shareholders.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, subject to adjustments for any subdivision or combination, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale of Class B Ordinary Shares by a holder thereof to any person other than an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Other than as describe above, holders of Class B Ordinary Shares have all of the same rights as holders of Class A Ordinary Shares.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Registrar, Transfer Agent and Dividend Paying Agent

The registrar, transfer agent and dividend payment agent for our ADSs is American Stock Transfer & Trust Company, LLC.

Listing

Our ADSs and 2019 Warrants are listed on the NASDAQ under the symbols “LGHL” and “LGHLW”, respectively.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs, subject to the terms of a deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs. Each ADS represents one Class A Ordinary Share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A Ordinary Shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “- Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. Class A Ordinary Shares deposited with the depositary that are restricted securities as defined under the deposit agreement (which includes shares held by our affiliates) are not eligible for deposit under the terms of the deposit agreement, but rather under the terms of a separate restricted deposit agreement, pursuant to which you would receive restricted ADSs and should also review the form of Restricted American Depositary Receipt.

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A Ordinary Shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A Ordinary Shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A Ordinary Shares) set by the depositary with respect to the ADSs.

Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A Ordinary Shares or any net proceeds from the sale of any Class A Ordinary Shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. For any Class A Ordinary Shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A Ordinary Shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A Ordinary Shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A Ordinary Shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A Ordinary Shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our Class A Ordinary Shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A Ordinary Shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A Ordinary Shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A Ordinary Shares.

Rights to Purchase Additional Shares. If we offer holders of our Class A Ordinary Shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A Ordinary Shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A Ordinary Shares or be able to exercise such rights.

Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Class A Ordinary Shares or evidence of rights to receive Class A Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

When you make a deposit of Class A Ordinary Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	the Class A Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable, and legally obtained;

●	all preemptive (and similar) rights, if any, with respect to such Class A Ordinary Shares have been validly waived or exercised;

●	you are duly authorized to deposit the Class A Ordinary Shares;

●	the Class A Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and are not, and the ADSs Issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement);

●	the Class A Ordinary Shares presented for deposit have not been stripped of any rights or entitlements; and

●	the Class A Ordinary Shares are not subject to any lock-up agreement, or the lock-up restrictions imposed have expired or been validly waived.

If any of the representations or warranties is incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentation.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A Ordinary Shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the Class A Ordinary Shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A Ordinary Shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A Ordinary Shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A Ordinary Shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A Ordinary Shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A Ordinary Shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A Ordinary Shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A Ordinary Shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A Ordinary Shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A Ordinary Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A Ordinary Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A Ordinary Shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A Ordinary Shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Stock Market and any other stock exchange on which the Class A Ordinary Shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

Distribution of cash dividends	Up to US$0.05 per ADS held

Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

●	Fees for the transfer and registration of Class A Ordinary Shares charged by the registrar and transfer agent for the Class A Ordinary Shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A Ordinary Shares).

●	Expenses incurred for converting foreign currency into U.S. dollars.

●	Expenses for cable, telex and fax transmissions and for delivery of securities.

●	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A Ordinary Shares are deposited or withdrawn from deposit).

●	Fees and expenses incurred in connection with the delivery or servicing of Class A Ordinary Shares on deposit.

●	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, deposited securities, ADSs and ADRs.

●	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A Ordinary Shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A Ordinary Shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A Ordinary Shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A Ordinary Shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A Ordinary Shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we agree to indemnify the depositary under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A Ordinary Shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A Ordinary Shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying Class A Ordinary Shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A Ordinary Shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A Ordinary Shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A Ordinary Shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class A Ordinary Shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A Ordinary Shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ADSs or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ADSs or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ADSs or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ADSs or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ADSs or preferred shares purchasable upon exercise, if any.

Warrants

Business Combination Warrants (2019 Warrants)

Each warrant represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $11.50 per share or $11.50 per ADS, subject to adjustment as discussed below. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the shares issuable upon exercise of such warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Class A Ordinary Shares traded in the form of ADSs for the ten (10) trading days ending on the trading day prior to the date of exercise. Our warrants will become exercisable thirty (30) days after the Closing and will expire on the fifth anniversary of the Closing.

Our warrants issued in exchange for Private Warrants are identical to warrants issued in exchange for the Public Warrants, except that such Private Warrants will be exercisable for cash (even if a registration statement covering the Class A Ordinary Shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of our ADSs equals or exceeds $18.00 per ADS, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares traded in the form of ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Class A Ordinary Shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A Ordinary Shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount specified by the holder) of the Class A Ordinary Shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

PIPE Warrants

Each warrant represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $1.75 per share or $1.75 per ADS, subject to adjustment as discussed below. The warrants will be exercisable for cash only if a registration statement registering the Warrant ADSs is not effective at the time of exercise.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. Further, the exercise price of the warrants will be adjusted if we issue Class A Ordinary Shares at a price below the exercise price of the warrants to be the same as such issuance price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders are not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the our total issued and outstanding common stock or voting shares.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, at our option(i) pay an amount in cash equal to the exercise price multiplied by such fraction or (ii) round the number of ADSs issuable, up to the next whole number.

2021 February Warrants

Three series of the 2021 February Warrants are exercisable for, in the aggregate, the holder to subscribe for and purchase up to 38,800,000 ADSs. The Series D Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, at an exercise price of $2.50 per ADS. The Series E Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on February 18, 2027, at an exercise price of $2.00 per ADS. The Series F Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, at an exercise price of $2.50 per ADS.

The 2021 February Warrants include an adjustment provision in the event of a declaration of share dividends, shares subdivision, and reclassification of ordinary shares or ADSs that reduces to exercise price of such warrants to the market price on the sixteenth (16th) trading day following such event. Additionally, if we issue ordinary shares or ordinary share equivalents for an effective price less than the exercise price, subject to adjustment, then the exercise price shall be adjusted to such lower price and the number of ADSs issuable upon exercise of the 2021 February Warrants shall be adjusted proportionally to maintain the aggregate exercise price of the 2021 February Warrants.

The 2021 February Warrants are subject to a “conversion blocker” such that the each of the holders of our 2021 February Warrants cannot convert the 2021 February Warrants to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding common stock (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, at our option (i) pay an amount in cash equal to the exercise price multiplied by such fraction or (ii) round the number of ADSs issuable, up to the next whole number.

Notwithstanding the foregoing, if a registration statement covering the ADSs issuable upon exercise of such warrants is not effective 120 days following February 18, 2021, and prior to the respective expiration date of the 2021 February Warrants, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.”

Series G Warrant

Series G Warrants are exercisable for the holder to subscribe for and purchase up to 2,285,715 ADSs. The Series D Warrant is exercisable until on or prior to 5:00 p.m. (New York City time) on December 13, 2030, at an exercise price of $2.50 per ADS.

Series G Warrants include an adjustment provision in the event of a declaration of share dividends, shares subdivision, and reclassification of ordinary shares or ADSs that reduces to exercise price of such warrants to the market price on the sixteenth (16th) trading day following such event. Additionally, if we issue ordinary shares or ordinary share equivalents for an effective price less than the exercise price, subject to adjustment, then the exercise price shall be adjusted to such lower price and the number of ADSs issuable upon exercise of the Series G Warrants shall be adjusted proportionally to maintain the aggregate exercise price of the Series G Warrants.

The Series G Warrants are subject to a “conversion blocker” such that the each of the holders of our Series G Warrants cannot convert the 2021 February Warrants to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding common stock (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, at our option (i) pay an amount in cash equal to the exercise price multiplied by such fraction or (ii) round the number of ADSs issuable, up to the next whole number.

Notwithstanding the foregoing, if a registration statement covering the ADSs issuable upon exercise of such warrants is not effective 120 days following December 13, 2021, and prior to the respective expiration date of the Series G Warrants, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.”

PLAN OF DISTRIBUTION

We are registering the ADSs representing Class A ordinary shares issuable upon exercise of the ATW Warrants to permit the resale of the ADSs by the holders of the ATW Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the ADSs representing Class A ordinary shares, although we will receive the exercise price of any warrants not exercised by the Selling Securityholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The Selling Securityholder may sell all or a portion of ADSs representing Class A ordinary shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The ADSs representing Class A ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell ordinary shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Securityholder may transfer the ADSs representing Class A ordinary shares by other means not described in this prospectus. If the Selling Securityholder effects such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the ordinary shares for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the ordinary shares or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The Selling Securityholder may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholder may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Securityholder may pledge or grant a security interest in some or all of the ATW Warrants or ADSs representing Class A ordinary shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ADSs representing Class A ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Securityholder also may transfer and donate the ADSs representing Class A ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholder and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

At the time a particular offering of the ADSs representing Class A ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Securityholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ADSs representing Class A ordinary shares by the Selling Securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ADSs representing Class A ordinary shares. All of the foregoing may affect the marketability of the ADSs representing Class A ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ADSs representing Class A ordinary shares.

We will pay all expenses of the registration of the ADSs representing Class A ordinary shares, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Securityholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ADSs representing Class A ordinary shares will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITY UNDER U.S. SECURITIES LAWS

Enforceability of Civil Liability in mainland China

Lion Group Holding Ltd. has been advised by its PRC legal counsel, JunHe LLP, that according to its interpretation of the currently in-effect PRC laws and regulations, that the recognition and enforcement of foreign judgments are basically provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of PRC laws relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, a PRC court will not enforce a foreign judgment against our directors and officers to the extent that these directors and officers are located in China if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. based upon the civil liability provisions of the U.S. federal securities laws. Further, pursuant to the Civil Procedures Law of the PRC, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in mainland China only if the institution of such action satisfies the conditions specified in the Civil Procedures Law of the PRC. As a result of the conditions set forth in the Civil Procedures Law and the discretion that PRC courts have in determining whether the conditions are satisfied and whether to accept the action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws.

Currently, one of our directors are based in mainland China. Therefore, it may be difficult or costly for you to effect service of process against these officers and directors within the United States. Service of process upon our officers and these directors may be difficult to obtain within the United States and any judgment obtained in the United States against these individuals may not be collectible within the United States. In addition, we have been advised by our PRC legal counsel, JunHe LLP, according to its interpretation of the currently in-effect PRC laws and regulations, that it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the U.S. based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Enforceability of Civil Liability in Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Currently, four of our directors are based in Hong Kong. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

LEGAL MATTERS

The legality under Cayman law of the securities offered by this prospectus will be passed upon by Ogier. Certain federal securities law matters will be passed upon for us by Loeb & Loeb LLP, New York.

EXPERTS

The consolidated financial statements of Lion Group Holding Ltd. as of and for the years ended December 31, 2020, 2021, and 2022 incorporated by reference in this prospectus and registration statement have been audited by UHY LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023 (File No. 001-39301), or the 2022 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on January 19, 2023, February 14, 2023, and April 11, 2023;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on May 28, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lion Group Holding Ltd.
3 Phillip Street, #15-04
Singapore 048693
+65 8877 3871

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association requires us to indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified persons, other than by reason of such their own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake or judgement) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

LION GROUP HOLDING LTD.

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amended and Restated Business Combination Agreement, dated as of May 12, 2020, by and among Proficient Alpha Acquisition Corp., Shih-Chung Chou, in the capacity as the purchaser representative, Lion Group Holding Ltd., Lion MergerCo I, Inc., Lion Financial Group Limited, Wang Jian and Legend Success Ventures Limited, in the capacity as the Seller Representatives and the stockholders of Lion Financial Group Limited named therein (incorporated by reference to Exhibit 2.1 of the Registrant’s Amendment No. 2 to F-4 (File No. 237336), filed with the SEC on May 18, 2020)
3.1	Amended and Restated Memorandum of Articles of Association (incorporated by reference to Exhibit 1.1 of the Registrant’s 20FR12B (File No. 001-39301), filed with the SEC on June 22, 2020)
3.2	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s 6-K, filed with the SEC on February 16, 2022)
3.3	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s 6-K, filed with the SEC on January 19, 2023)
4.1	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.5 of the Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
4.2	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.6 of the Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
4.3	Form of Deposit Agreement, by and among Lion Group Holding Ltd., Deutsche Bank Trust Company Americas, as depositary, and all holders and beneficial owners from time to time of ADSs issued thereunder (incorporated by reference to Exhibit (a) of the Registrant’s Registration on Form F-6 (File No. 238516) filed with the SEC on May 20, 2020)
4.4	Amendment to Warrant Agreement, dated June 16, 2020, by and among the Lion Group Holding Ltd., Proficient and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.5 of the Registrant’s 20FR12B (File No. 001-39301), filed with the SEC on June 22, 2020)
4.5	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Shares (incorporated by reference to Exhibit 10.2 of the Registrant’s Form F-6-K filed with the SEC on February 16, 2021)
4.6*	Form of Debt Security
4.7*	Form of Warrant Agreement and Warrant Certificate
4.8*	Form of Unit Agreement and Unit Certificate
4.9**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.10**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier
10.1	Amended and Restated Securities Purchase Agreement, dated as of October 19, 2020, by and among Lion Group Holding Ltd., Greentree Financial Group, Inc. and such other parties identified in the Schedule I therein (incorporated by reference to Exhibit 10.1 of Registrant’s Amendment No. 1 to Form F-1 (File No. 249185), filed with the SEC on October 19, 2020)

Exhibit No.	Description
10.2	Lock-Up Agreement, dated as of March 10, 2020, by and among Lion Group Holding Ltd., Shih-Chung Chou, in the capacity as the purchaser representative, and Jian Wang (incorporated by reference to Exhibit 10.1 of Proficient’s Form 8-K (File No. 001-38925), filed with the SEC on March 16, 2020)
10.3	Lock-Up Agreement, dated as of March 10, 2020, by and among Lion Group Holding Ltd., Shih-Chung Chou, in the capacity as the purchaser representative, and Legend Success Ventures Limited (incorporated by reference to Exhibit 10.2 of Proficient’s Form 8-K (File No. 001-38925), filed with the SEC on March 16, 2020)
10.4	Non-Competition and Non-Solicitation Agreement, dated as of March 10, 2020, by and among Lion Group Holding Ltd., Proficient Alpha Acquisition Corp., Lion Financial Group Limited and Chunning Wang (incorporated by reference to Exhibit 10.3 of Proficient’s Form 8-K (File No. 001-38925), filed with the SEC on March 16, 2020)
10.5	Non-Competition and Non-Solicitation Agreement, dated as of March 10, 2020, by and among Lion Group Holding Ltd., Proficient Alpha Acquisition Corp., Lion Financial Group Limited and Chunning Wang (incorporated by reference to Exhibit 10.4 of Proficient’s Form 8-K (File No. 001-38925), filed with the SEC on March 16, 2020)
10.6	Form of Seller Registration Rights Agreement, by and among, Lion Group Holding Ltd. and the Sellers (incorporated by reference to Exhibit 10.5 of Proficient’s Form 8-K (File No. 001-38925), filed with the SEC on March 16, 2020)
10.7	Form of First Amendment to Registration Rights Agreement, by and among, Proficient Alpha Acquisition Corp., Lion Group Holding Ltd., I-Bankers Securities, Inc. and the Founders (incorporated by reference to Exhibit 10.6 of Proficient’ Form 8-K (File No. 001-38925), filed with the SEC on March 16, 2020)
10.8	Terms of Business for Exchange Traded Futures and Options Business, dated as of October 10, 2018, by and between Lion Brokers Limited and G. H. Financials (Hong Kong) Limited (incorporated by reference to Exhibit 10.19 of Registrant’s Form F-4 (File No. 237336), filed with the SEC on March 23, 2020)
10.9	Terms of Business for Exchange Traded Futures and Options Business, dated as of October 10, 2018, by and between Lion Brokers Limited and G. H. Financials (Hong Kong) Limited (incorporated by reference to Exhibit 10.20 of Registrant’s Form F-4 (File No. 237336), filed with the SEC on March 23, 2020)
10.10	Service Agreement, dated as of November 1, 2019, by and between Lion Futures Limited and Esunny International (Hong Kong) Co., Ltd. (incorporated by reference to Exhibit 10.21 of Registrant’s Form F-4 (File No. 237336), filed with the SEC on March 23, 2020)
10.11	Software License Agreement, dated as of June 14, 2017, by and between Lion International Securities Group Limited and eBroker Systems (HK) Limited (incorporated by reference to Exhibit 10.22 of Registrant’s Form F-4 (File No. 237336), filed with the SEC on March 23, 2020)
10.12	Contract for Purchase of Trading System and Services, dated as of April 22, 2019, by and between Lion Brokers Limited and Hangzhou Lanlian Technology Co., Ltd (incorporated by reference to Exhibit 10.23 of Registrant’s Form F-4 (File No. 237336), filed with the SEC on March 23, 2020)
10.13	Form of Employment Agreement between the Registrant and each executive officer of the Registrant (incorporated by reference to Exhibit 10.25 of Registrant’s Amendment No. 2 to Form F-4 (File No. 237336), filed with the SEC on May 18, 2020)
10.14	Form of Indemnification Agreement between the Registrant and each of the directors and executive officers of the Registrant (incorporated by reference to Exhibit 10.26 of Registrant’s Amendment No. 2 to Form F-4 (File No. 237336), filed with the SEC on May 18, 2020)
10.15	Registrant’s 2020 Share Incentive Plan (incorporated by reference to Exhibit 10.24 of Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
10.16	Tenancy Agreement by and between Top Power Development Limited and BC Wealth Management Limited, dated November 12, 2020 (incorporated by reference to Exhibit 10.16 of Registrant’s Form F-1 filed on November 18, 2020)

Exhibit No.	Description
10.17	Securities Purchase Agreement dated December 11, 2020 (incorporated by reference to Exhibit 10.1 of Registrant’s Form F-6-K filed on December 16, 2020)
10.18	Form of 9% Senior Secured Convertible Debenture dated December 14, 2020 (incorporated by reference to Exhibit 10.2 of Registrant’s Form F-6-K filed on December 16, 2020)
10.19	Form of Series A American Depositary Shares Purchase Warrant dated December 14, 2020 (incorporated by reference to Exhibit 10.3 of Registrant’s Form F-6-K filed on December 16, 2020)
10.20	Form of Series B American Depositary Shares Purchase Warrant dated December 14, 2020 (incorporated by reference to Exhibit 10.4 of Registrant’s Form F-6-K filed on December 16, 2020)
10.21	Form of Series C American Depositary Shares Purchase Warrant dated December 14, 2020 (incorporated by reference to Exhibit 10.5 of Registrant’s Form F-6-K filed on December 16, 2020)*
10.22	Form of Security Agreement dated December 14, 2020 (incorporated by reference to Exhibit 10.6 of Registrant’s Form F-6-K filed on December 16, 2020)
10.23	Form of Subsidiary Guarantee dated December 14, 2020 (incorporated by reference to Exhibit 10.7 of Registrant’s Form F-6-K filed on December 16, 2020)
10.24	Form of Registration Rights Agreement dated December 11, 2020 (incorporated by reference to Exhibit 10.8 of Registrant’s Form F-6-K filed on December 16, 2020)
10.25	Securities Purchase Agreement dated February 15, 2021 (incorporated by reference to Exhibit 10.1 of Registrant’s Form F-6-K filed on February 16, 2021)
10.26	Form of Series D/E/F American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 10.3 of Registrant’s Form F-6-K filed on February 16, 2021)
10.27	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of Registrant’s Form F-6-K filed on February 16, 2021)
10.28	Securities Purchase Agreement dated December 13, 2021 (incorporated by reference to Exhibit 10.1 of Registrant’s Form F-6-K filed on December 13, 2021)
10.29	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Shares (incorporated by reference to Exhibit 10.2 of Registrant’s Form F-6-K filed on December 13, 2021)
10.30	Form of Series G American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 10.3 of Registrant’s Form F-6-K filed on December 13, 2021)
10.31	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of Registrant’s Form F-6-K filed on December 13, 2021)
21.1	Registrant’s List of Significant Subsidiaries (incorporated by reference to Exhibit 8.1 of Registrant’s Form 20-F (File No. 001-39301), filed with the SEC on April 28, 2023)
23.1	Consent of UHY LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of JunHe LLP
99.1	Powers of Attorney (included in the signature page hereto)
107**	Calculation of Filing Fee Tables

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in China, on May 3, 2023.

Lion Group Holding Ltd.

By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on May 3, 2023.

Signature	Title

*	Chairman of the Board
Name: Jian Wang

/s/ Chunning Wang	Director and Chief Executive Officer
Name: Chunning Wang	(principal executive officer)

*	Chief Financial Officer
Name: Sze Hau Lee	(principal financial and accounting officer)

*	Director and President
Name: Yan Zhang

*	Director and Chief Operating Officer
Name: Hua Luo

*	Director
Name: Zhixiang Zhang

*	Director
Name: Chi Fai Choi

*	Director
Name: Rahul Mewawalla

*	Director
Name: Chi-yang Chen

*By:	/s/ Chunning Wang
Name: Chuning Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lion Group Holding Ltd. has signed this registration statement or amendment thereto in New York on May 3, 2023.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.